                                                                      EXHIBIT 10




                             REIMBURSEMENT AGREEMENT

                                      among

                             TJ INTERNATIONAL, INC.,

                                       and

                              TRUS JOIST MacMILLAN
                              A LIMITED PARTNERSHIP
                                  as Borrowers

                                       and

                             THE BANK OF TOKYO LTD.
                                     as Bank

                                   DATED as of


                                September 1, 1993




                   Parish of Natchitoches, State of Louisiana
                      Variable Rate Demand Refunding Bonds
                        (Trus Joist Corporation Project)
                                   Series 1988

                                      INDEX


                                                                            PAGE
                                                                            ----


     Section 1.     Terms and Amount of Letter of Credit . . . . . . . . . .   2

     Section 2.     Reimbursement and Other Payments . . . . . . . . . . . .   2

     Section 3.     Issuance of the Letter of Credit;
                    Conditions Precedent to Issuance of the
                    Letter of Credit . . . . . . . . . . . . . . . . . . . .   5

               (a)  Agreement of the Bank. . . . . . . . . . . . . . . . . .   5

               (b)  Conditions Precedent to Issuance of the Letter of
                    Credit . . . . . . . . . . . . . . . . . . . . . . . . .   5

     Section 4.     Obligations Absolute . . . . . . . . . . . . . . . . . .   7

     Section 5.     Representations and Warranties . . . . . . . . . . . . .   8

     Section 6.     Covenants. . . . . . . . . . . . . . . . . . . . . . . .  12
               (i)  Covenants of the Borrowers . . . . . . . . . . . . . . .  12
               (a)  Information. . . . . . . . . . . . . . . . . . . . . . .  12
               (b)  Consolidations, Mergers, Sales of Assets . . . . . . . .  12
               (c)  Maintenance of Property; Insurance . . . . . . . . . . .  13
               (d)  Conduct of Business and Maintenance of Existence . . . .  13
               (e)  Compliance with Laws . . . . . . . . . . . . . . . . . .  13
               (f)  Inspection of Property, Books and Records. . . . . . . .  14
               (g)  Pari Passu Status. . . . . . . . . . . . . . . . . . . .  14
               (h)  Notices. . . . . . . . . . . . . . . . . . . . . . . . .  14
               (i)  Related Documents. . . . . . . . . . . . . . . . . . . .  14
               (j)  Registration of Bonds. . . . . . . . . . . . . . . . . .  15
               (k)  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  15
               (l)  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .  15
               (m)  Liens. . . . . . . . . . . . . . . . . . . . . . . . . .  15
               (n)  Net Worth. . . . . . . . . . . . . . . . . . . . . . . .  17
               (o)  Debt Ratios. . . . . . . . . . . . . . . . . . . . . . .  17
               (p)  Recordation of Mortgage. . . . . . . . . . . . . . . . .  18
               (q)  Title Report . . . . . . . . . . . . . . . . . . . . . .  18
               (r)  Ratings. . . . . . . . . . . . . . . . . . . . . . . . .  18
               (s)  Pledge . . . . . . . . . . . . . . . . . . . . . . . . .  18
               (t)  Hazardous Substances . . . . . . . . . . . . . . . . . .  18
               (ii)  Covenants of the Bank . . . . . . . . . . . . . . . . .  18

     Section 7.     Events of Default. . . . . . . . . . . . . . . . . . . .  19

     Section 8.     Amendments, Etc. . . . . . . . . . . . . . . . . . . . .  21

     Section 9.     Notices. . . . . . . . . . . . . . . . . . . . . . . . .  22

     Section 10.    No Waiver; Remedies. . . . . . . . . . . . . . . . . . .  22

     Section 11.    Right of Set-off; Limitation on Bank
                    Collateral . . . . . . . . . . . . . . . . . . . . . . .  22

     Section 12.    Indemnification. . . . . . . . . . . . . . . . . . . . .  23

     Section 13.    Continuing Obligation. . . . . . . . . . . . . . . . . .  24

     Section 14.    Transfer of Letter of Credit; Increase,
                    Reduction or Reinstatement of Stated
                    Amount; Extension of the Letter of
                    Credit . . . . . . . . . . . . . . . . . . . . . . . . .  24

     Section 15.    Liability of the Bank. . . . . . . . . . . . . . . . . .  25

     Section 16.    Certain Defined Terms. . . . . . . . . . . . . . . . . .  26

     Section 17.    Costs, Expenses and Taxes. . . . . . . . . . . . . . . .  31

     Section 18.    Attorneys' Fees. . . . . . . . . . . . . . . . . . . . .  32

     Section 19.    Severability . . . . . . . . . . . . . . . . . . . . . .  32

     Section 20.    Governing Law. . . . . . . . . . . . . . . . . . . . . .  32

     Section 21.    Headings . . . . . . . . . . . . . . . . . . . . . . . .  32

     Section 22.    Consent of Jurisdiction and Venue, etc.. . . . . . . . .  32

     Section 23.    Participation by the Bank. . . . . . . . . . . . . . . .  33

     Section 24.    Satisfaction Requirement . . . . . . . . . . . . . . . .  33

     Section 25.    Accounting Terms and Definitions . . . . . . . . . . . .  33

     Section 26.    Counterparts . . . . . . . . . . . . . . . . . . . . . .  34

     Section 27.    References to Drafts . . . . . . . . . . . . . . . . . .  34


Exhibit X:     Form of Irrevocable Direct-Pay Letter of Credit
Exhibit Y:     Form of Pledge and Security Agreement
Appendix A:    Form of Opinion of Counsel

                             REIMBURSEMENT AGREEMENT


     This REIMBURSEMENT AGREEMENT (the "Agreement"), is dated as of September 1, 1993, between TJ INTERNATIONAL INC., formerly known as TRUS JOIST CORPORATION ("TJI"), TRUS JOIST MacMILLAN A LIMITED PARTNERSHIP ("TJM") (collectively, TJI and TJM are referred to hereinafter as the "Borrowers" and individually as the "Borrower"), and THE BANK OF TOKYO LTD. (the "Bank").

     WHEREAS, the Parish of Natchitoches, State of Louisiana (the "Issuer") has issued $10,000,000 in aggregate principal amount of its Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988 (the "Bonds"), pursuant to a Trust Indenture, dated as of September 1, 1988 (said indenture, together with any indentures supplemental thereto, hereinafter referred to as the "Indenture"), between the Issuer and Premier Bank, National Association, formerly known as The First National Bank of Shreveport, as Trustee (said trustee, together with any successor trustee, hereinafter referred to as the "Trustee") and lent the proceeds of the sale of the Bonds to TJI pursuant to the Refunding Agreement, dated as of September 1, 1988 between the Issuer and TJI (such Refunding Agreement together with any amendments thereto, hereinafter referred to as the "Refunding Agreement") to provide funds to refund the Issuer's $10,000,000 Industrial Revenue Bonds (Trus Joist Corporation Project) Series 1984 (the "Prior Bonds") which Prior Bonds were issued to finance the cost of acquisition and construction of an industrial plant building and equipping of such building for use as a wood laminating facility as more fully described in the Refunding Agreement (the "Project"); and

     WHEREAS, pursuant to an Assignment and Assumption
Agreement dated as of September 30, 1991 (said Assignment and Assumption Agreement, together with any amendments or supplements thereto, the "Assignment and Assumption Agreement") between TJI and TJM, TJI assigned and transferred its rights and obligations under the Refunding Agreement and other documents related to the issuance of the Bonds, and TJM assumed and became jointly and severally liable with TJI on such obligations; and

     WHEREAS, to support certain payments with respect to the Bonds, the Borrowers have requested the Bank to issue an irrevocable direct-pay letter of credit constituting an "Alternate Credit Facility" as defined in the Indenture, substantially in the form of Exhibit X hereto (such letter of credit as it may be extended, together with any amendments thereto and any substitute letter of credit of the Bank hereinafter referred to as the "Letter of Credit") in the stated amount of $10,407,671, which Alternate Credit Facility is in replacement of an irrevocable direct-pay letter of credit no. SF0451IM issued by National Westminster Bank, PLC dated September 14, 1988; and

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, the Borrowers and the Bank, subject to the terms and conditions of this Agreement, hereby agree as follows (capitalized terms used herein and not otherwise defined have the meaning set forth in Section 16 hereof):

     Section 1.     TERMS AND AMOUNT OF LETTER OF CREDIT.

     The Bank hereby agrees, on the terms and subject to the conditions hereinafter set forth, to issue its irrevocable direct-pay Letter of Credit for the account of the Borrowers in favor of Premier Bank, National Association, as Paying Agent (said paying agent, together with any successor paying agent, hereinafter referred to as the "Paying Agent") in an initial amount not to exceed $10,407,671 which amount equals the original aggregate principal amount of the Bonds plus 124 days' interest calculated at 12% based on a 365/366-day year. The Letter of Credit shall be dated the date on which the Bank, in its sole discretion, shall determine that all of the conditions precedent set forth in Section 3 of this Agreement shall have been satisfied and shall expire on the Expiration Date. Notwithstanding anything herein to the contrary, this Agreement shall not expire or be otherwise terminated until such time as all payment obligations to the Bank due or to become due hereunder have been paid.

     Section 2.     REIMBURSEMENT AND OTHER PAYMENTS.

     (a) The Borrowers agree to pay to the Bank (i) on the same day that any Drawing is made by the Paying Agent under the Letter of Credit and in accordance with the Indenture (a "Drawing Payment Date") all amounts advanced by the Bank on behalf of the Borrowers in respect of each such Drawing, and such payment obligation may be satisfied by the Borrowers causing the Trustee to reimburse the Bank in accordance with Sections 509 and 510 of the Indenture; (ii) on each Drawing Payment Date, a Draw Fee equal to $200; (iii) on demand the reasonable charges and expenses which the Bank may pay or incur relative to the Letter of Credit; (iv) upon the date of each transfer of the Letter of Credit in accordance with its terms a transfer fee of $1,000; and (v) subject to the crediting procedure set forth in paragraph (f) of this Section, and to the extent permitted by law, interest on any and all amounts unpaid by the Borrowers when due under this Agreement from the date such amounts become payable until payment in full, shall be payable on demand at an interest rate per annum equal to the higher of the Federal Funds Rate plus 1% or the Prime Rate payable on demand from the relevant Drawing Payment Date until the date of repayment in full; unless such amounts remain unpaid for more than 30 days in which case amounts unpaid for by more than 30 days shall bear interest at a rate per annum equal to the higher of the Prime Rate plus 1.5% or the Federal Funds Rate plus 2.5%. If the Bank actually receives in immediately available funds reimbursement for any Drawing on the date such Drawing is paid, no interest shall accrue on such Drawing for such day.

     (b) The Borrowers agree they will pay to the Bank (i) a nonrefundable letter of credit fee (the "Letter of Credit Fee") in an amount equal to 0.75% per annum (calculated on the basis of a 360-day year) calculated as a percentage of the outstanding amounts available to be drawn under the Letter of Credit during the period from and including the date on which the Letter of Credit is issued (the "Date of Issuance") until the Expiration Date, payable quarterly in advance, the first such payment to be prorated, if necessary, and made on the Date of Issuance and thereafter such payments to be made on each December 1, March 1, June 1 and September 1, and
(ii) a fee of $1,000 at the time of delivery by the Bank of a new Letter of Credit but only if such new Letter of Credit is required because the Stated Amount is to be increased due to the conversion of the Bonds to the Fixed Rate and such increased amount exceeds the initial amount of the Letter of Credit, which amount is $10,407,671.

     (c)  [Intentionally deleted]

     (d) If the Bank determines that the effect of any change from the Date of Issuance in any applicable law, governmental regulation, guideline or order or in the interpretation thereof by any governmental authority charged with the administration thereof, (such as, for example, a change in official reserve requirements which the Bank is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Bank of making or maintaining the Letter of Credit, the Pledged Bonds or to reduce the amount of any payment of principal or interest receivable by the Bank, then the Borrowers will pay to the Bank, on demand, such additional amounts as the Bank may determine to be required to compensate the Bank on an after-tax basis for such additional cost or reduction of amounts receivable.
Any additional payments under this clause will be computed from the effective date at which such additional costs or reduction in amounts receivable have to be borne by the Bank. For purposes of this clause the determination of the Bank shall be conclusive if made reasonably and in good faith.

     (e) If the introduction of, change in, or change in the interpretation or application of, any law, regulation, directive or request from any governmental or regulatory authority (whether or not having the force of law) imposes, deems applicable or modifies any capital adequacy or similar requirement (including, without limitation, a requirement which affects the Bank's allocation of capital resources to its obligations) and, as a result, the cost to the Bank of making or maintaining amounts available under the Letter of Credit, the Pledged Bonds, or this Agreement is increased as a result of the above, or the Bank's return under the Letter of Credit or this Agreement or on all or any of its capital is reduced or the Bank is, in its sole opinion, unable to obtain the rate of return on all or any of its capital that it would have been able to achieve but for its obligations hereunder and/or their performance, then the Borrowers shall pay to the Bank on demand such additional amounts which will, in the sole opinion of the Bank, compensate the Bank in this respect. The Bank will endeavor to mitigate the effects of such event. A certificate of the Bank specifying the amount of such compensation shall, in the absence of manifest error, be conclusive.

     (f) Payments of interest due on any Bonds that have been tendered and purchased with an A Drawing and, if applicable, a C Drawing pursuant to the Indenture which payments have been received by the Bank shall first be credited against payments of interest due under clause (v) of paragraph (a) above.

     (g) Interest on obligations hereunder and the Letter of Credit Fee payable hereunder shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Borrowers agree to pay all fees due the Bank hereunder, at the times and in the manner indicated herein, directly to the Bank at the address listed on the signature page hereof until such time as the Borrowers are notified in writing by the Bank of a different address. All payments by the Borrowers to the Bank due hereunder shall be made from any source legally available therefor in lawful currency of the United States in immediately available funds at Federal Reserve Bank of San Francisco, ABA Code 125001829,
Attention: Manager, Letter of Credit Department re: TJ International, Inc. If any amount payable hereunder shall fall due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and interest shall continue to accrue on such amount during such extension. Nothing contained in this Agreement shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law.

     (h) The Stated Amount shall be increased, reduced and reinstated as specified in the Letter of Credit.

     (i) As further security for the payment of the obligations of the Borrowers pursuant to clauses (i), (iii) and (v) of paragraph (a) above, the Borrowers will pledge to the Bank, and grant to the Bank a security interest in, all of their right, title and interest in and to Pledged Bonds which are the subject of A Drawings under the Letter of Credit pursuant to a Pledge and Security Agreement substantially in the form of Exhibit Y hereto (as the same may be amended from time to time, the "Pledge Agreement"). Upon payment to the Bank of the amount to be prepaid in accordance herewith, together with accrued interest to the date of such prepayment on the amount to be prepaid, the outstanding obligations of the Borrowers under clause (i) of paragraph (a) above shall be reduced by the amount of such prepayment, interest shall cease to accrue on the amount prepaid and, if an Event of Default shall not have occurred and be continuing, the Bank shall release to the Paying Agent from the pledge and security interest created by the Pledge Agreement a principal amount of Pledged Bonds held under the Pledge Agreement equal to the amount of such prepayment; PROVIDED that prior to such release of such Pledged Bonds the Bank shall notify the Paying Agent in accordance with the Letter of Credit that the amount of such A Drawing has been reinstated under the Letter of Credit.

          (j) TJI and TJM agree that all payments and other rights, duties and obligations of the Borrowers, TJI or TJM hereunder shall be the joint and several obligation of TJI and TJM.


     Section 3. ISSUANCE OF THE LETTER OF CREDIT; CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT.


     (a) AGREEMENT OF THE BANK. Subject to the terms and conditions of this Agreement, on the Date of Issuance, and subject to satisfaction of the conditions set forth in subparagraph (b) below, the Bank shall issue the Letter of Credit in the Stated Amount effective on the Date of Issuance and expiring on the Expiration Date.

     (b) CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT. The obligation of the Bank to issue the Letter of Credit is subject to the following conditions precedent:

          (i) The Bank shall have received on or before the Date of Issuance the following, each dated such date, and in form and substance as is satisfactory to the Bank and its counsel:

          (A) copies of the resolutions or other authorizing documents of the Board of Directors or Management Board of TJI and TJM, respectively, or if appropriate, the Executive Committee or General Partner thereof authorizing the execution, delivery and performance of this Agreement and the Related Documents to which they are a party, certified by the respective Secretary or an Assistant Secretary of TJI and TJM (which certificate shall state that such resolutions or other authorizing documents are in full force and effect on the Date of Issuance) and copies of the Certificate of Incorporation and Certificate of Limited Partnership;

          (B) a certificate of the respective Secretary, or an Assistant Secretary of TJI and TJM, certifying as to the authority, incumbency and specimen signatures of the officers of TJI and TJM authorized to sign this Agreement and the Related Documents executed in connection with this Agreement to which they are a party and the other documents to be delivered by them hereunder and who will be authorized to represent TJI and TJM in connection with this Agreement, upon which the Bank may rely until it receives a new certificate;

          (C) an opinion of counsel to TJI and TJM, addressed to the Bank, which opinion shall be satisfactory to the Bank and its counsel, dated the Date of Issuance, substantially in the form attached hereto as Appendix A;

          (D) a copy of the opinion of Foley & Judell, Bond Counsel, addressed to the Bank or a reliance letter addressed to the Bank with respect to such opinion, dated the Date of Issuance, to the effect that the transactions contemplated by this Agreement do not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes;

          (E) an executed copy of each of the Related Documents (or a duplicate thereof) to be executed in connection with the transactions contemplated by this Agreement;

          (F) a certificate of the Paying Agent as to the authority, incumbency and signature specimens of officials of the Paying Agent authorized to make Drawings, to execute and present certificates under the Letter of Credit and otherwise to communicate with the Bank regarding the Letter of Credit, upon which the Bank may rely until it receives a new such certificate;

          (G) Certificates of Good Standing or similar certificates evidencing that TJI and TJM are qualified to conduct business in Idaho, Louisiana and Delaware;

          (H) a certificate of the Trustee, dated the Date of Issuance, to the effect that the Trustee has full power and authority to perform its responsibilities under the Indenture and the Trustee accepts such responsibilities; and

          (I) such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank may reasonably request.

     (ii) The following statements shall be true and correct on the Date of Issuance as they pertain to each Borrower and the Bank shall have received certificates signed by an Authorized Borrower Representative of each Borrower, dated the Date of Issuance, stating that:

          (A) the representations and warranties contained in Section 5 of this Agreement or made by the Borrower in any instrument delivered pursuant to or in connection with this Agreement are correct on and as of the Date of Issuance (and after giving effect to the issuance of the Letter of Credit) as though made on and as of such date;

          (B) no Default or Event of Default has occurred and is continuing, or would result from the issuance of the Letter of Credit;

          (C) no material adverse change has occurred in the Borrower's operations or condition (financial or otherwise) since the date of TJI's most recent audited financial statements, except as disclosed in writing to the Bank, or would result from the issuance of the Letter of Credit; and

          (D) all of the Related Documents to which TJI or TJM is a party shall have been duly authorized, executed and delivered by TJI or TJM, respectively and, assuming due authorization by the other parties to the Related Documents, the Related Documents shall be in full force and effect.

          (iii) The Bank shall have received payment of the Letter of Credit Fee as provided in Section 2(b)(i) hereof.

     Section 4. OBLIGATIONS ABSOLUTE. TJI and TJM are jointly and severally liable hereunder, and except as hereinafter provided, the obligations of TJI and TJM under this Agreement shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

     (a) any lack of validity or enforceability of the Letter of Credit or any of the Related Documents;

     (b) any amendment or waiver of, or any consent to or departure from, this Agreement or any Related Documents;

     (c) the existence of any claim, set-off, defense or other rights which the Borrowers may have at any time against the Trustee, the Paying Agent, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, the Paying Agent, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Related Documents or any unrelated transaction; provided that nothing in this Section 4 shall prevent the assertion of any such claim by separate suit or counterclaim;

     (d) any statement in any certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever subject, however, to the limitations set forth in Section 15 hereof;

     (e) payment by the Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit except if such payment constitutes the gross negligence or willful misconduct of the Bank;

     (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Section 5. REPRESENTATIONS AND WARRANTIES. (i) The Borrowers represent and warrant as follows:

     (a) TJI is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. TJM is a limited partnership duly established, validly existing and in good standing under the laws of the state of Delaware. TJI and TJM are duly qualified to do business and are in good standing in such state and in each state in which the ownership of their property or the nature of their business makes such qualification necessary and where the failure to so qualify will have a materially adverse affect on the business and operations of TJI and TJM, and have all corporate or partnership powers, as applicable, and all material governmental licenses, authorizations, consents and approvals required to carry on their business as now conducted.

     (b) The execution, delivery and performance by TJI and TJM of this Agreement, the Pledge Agreement and the Related Documents to which either of them is a party are within TJI's or TJM's corporate or partnership powers, as applicable, have been duly authorized by all necessary corporate or partnership action, do not contravene or constitute a material default under any provision of applicable law or regulation or of (i) TJI's or TJM's certificate of incorporation, articles of partnership, or by-laws, as applicable, or (ii) any agreement, judgment, injunction, order, decree or contractual restriction binding on TJI or TJM or their property, and do not result in or require the creation or imposition of any lien, security interest or other charge or encumbrance upon or with respect to any of their properties, except as contemplated by such Related Documents.

     (c) No further approval, authorization, consent, order, notice to or filing or registration with any governmental authority or any public board or body (other than in connection or in compliance with the provisions of the securities or "Blue Sky" laws of any jurisdiction which were not required on or prior to the Date of Issuance and the final filing required by the Internal Revenue Service) is legally required with respect to the entering into and performance by TJI or TJM of this Agreement and the Related Documents to which TJI or TJM are a party.

     (d) This Agreement, the Pledge Agreement and the Related Documents to which TJI or TJM are a party have been or will be duly executed and delivered and are, or upon execution will be, the valid and legally binding obligations of TJI or TJM, as the case may be, enforceable against TJI or TJM in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally or the availability of equitable remedies.

     (e) The annual financial statements of TJI, and the interim financial statements of TJI, copies of which have been delivered to the Bank, fairly present, in conformity with generally accepted accounting principles, the financial position of TJI and its Subsidiaries, as of the date thereof and the results of operations and changes in financial position for the periods indicated. Since the date of the most recent financial statements or interim financial statements, as the case may be, there has been no material adverse change in the condition or operations of TJI and its Subsidiaries not disclosed in such information and no event has occurred which materially adversely affects the financial condition of TJI and its Subsidiaries.

     (f) Except as disclosed to the Bank in writing, there are no actions, suits or proceedings, and no proceedings before any governmental commission, board, bureau or other administrative agency, pending, or, to the knowledge of the Borrowers, threatened against or affecting the Borrowers which will (to the extent not covered by insurance) in the opinion of the Borrowers have a material adverse effect on the Project or the business, financial condition or results of operations of the Borrowers or which in any manner questions the validity of this Agreement, the Pledge Agreement or any of the Related Documents.

     (g) The Borrowers have filed all United States federal income tax returns and all other material tax returns which are required to be filed by the Borrowers and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrowers, except for those which the Borrowers are contesting in good faith. The charges, accruals and reserves on the books of the Borrowers in respect of taxes or other governmental charges are, in the opinion of the Borrowers, adequate. Each Borrower will promptly notify the Bank of any taxes or assessments in excess of $500,000 that such Borrower is contesting.

     (h) All the proceeds from the sale of the Bonds have been used by TJI to refund the Prior Bonds.

     (i) Neither TJI nor TJM is an "investment company" within the meaning of the Investment Company Act of 1940.

     (j) Neither TJI nor TJM is a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935.

     (k) Each Borrower makes the representations and warranties made by it in the Related Documents executed in connection with this Agreement to and for the benefit of the Bank as if the same were set forth at length in this Agreement.

     (l) Neither TJI nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it may be bound and no litigation, arbitration or administrative proceedings are presently pending or, to the knowledge of the Borrowers, threatened, which in any such case would have a material adverse effect upon the financial condition of TJI and its Subsidiaries taken as a whole.

     (m) No Event of Default (as defined in Section 7 hereof) has occurred or is outstanding and no event has occurred which with the giving of notice or the lapse of time or both would constitute an Event of Default.

     (n) Each Borrower has good and marketable title to all its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind except as would be permitted under the provisions of this Agreement.

     (o) Each Borrower possesses all the trademarks, trade names, service marks, copyrights, patents, licenses or rights in any thereof, adequate for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the rights or claimed rights of others.

     (p) Except as previously disclosed in writing to the Bank, TJI and each other member, if any, of the "Group" (defined as constituting all entities under common control with TJI which together with TJI are treated as a single employer under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and the Internal Revenue Code of 1986, as amended from time to time (the "Code")) have fulfilled their obligations, if any, under the minimum funding standards of ERISA and the Code, and have made all required contributions, if any, with respect to each single or multiemployer plan (both as defined in ERISA, and each a "Plan") maintained for employees of any of them. Each member of the Group is in compliance in all material respects with the presently applicable provisions of ERISA and the Code and has not incurred any liability (including any contingent liability) to or on account of any Plan under Title IV of ERISA; and no Plan is insolvent or in reorganization, no proceedings to terminate any plan have been instituted, and no condition exists which presents a material risk to any member of the Group of incurring a liability to or on account of any Plan under ERISA.

     (q) To the best of each Borrower's knowledge, there has not been any material "release" (as defined in 42 U.S.C. Section 9601(22)) or threat of a material "release" of any "hazardous substances" (as defined in 42 U.S.C.
Section 9601(14)) on or about any of the real property owned or leased by such Borrower (with the exception of those facilities disclosed in writing), and all of such real property and the existing and proposed uses thereof are in material compliance with all applicable laws, statutes, ordinances, rules and regulations of any governmental authority relating to environmental protection, toxic waste, hazardous substance handling, treatment, storage or disposal.

     (r) Neither TJI nor TJM is engaged principally or as one of their important activities in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder). The execution, delivery and performance of this Agreement and the use of the proceeds of the Bonds or any extension of credit hereunder, do not and will not constitute a violation of said Regulations.

     (ii) The Bank represents and warrants as follows:

     (a) The Bank is duly licensed by the Supervisor of Banking of the State of Washington and the Bank has full corporate power and corporate authority to enter into this Agreement and to carry out and consummate all transactions contemplated by this Agreement, and by proper corporate action has duly authorized the execution and delivery of this Agreement.

     (b) This Agreement has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights generally.

     Section 6.     COVENANTS.


          (i) COVENANTS OF THE BORROWERS. So long as the Expiration Date has not occurred or any amount is due or owing to the Bank hereunder, each Borrower agrees that it will comply with the following covenants:

     (a)  INFORMATION.  TJI will deliver to the Bank:

          (i) as soon as available and in any event within 90 days after the end of each fiscal year of TJI, TJI's audited financial statements;

          (ii) as soon as available, but no later than 45 days after the end of each quarter, a copy of TJI's quarterly interim financial statements;

          (iii) simultaneously with the delivery of each set of documents referred to in clauses (i) and (ii) above, a certificate of an Authorized Borrower Representative stating that each Borrower is in compliance with each of the covenants set forth in this Section 6 and stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

          (iv) promptly upon their mailing to the shareholders of TJI copies of all financial statements, reports and proxy statements so mailed, if any;

          (v) from time to time such additional information regarding the financial position or business of TJI as the Bank may reasonably request.

     (b) CONSOLIDATIONS, MERGERS, SALES OF ASSETS. TJI and TJM will not consolidate with or merge into any other Person, or sell, lease or otherwise transfer all or any substantial part of their assets to any such Person without the prior written consent of the Bank; provided, however, that nothing herein is intended to limit TJI or TJM's ability to sell, lease, transfer or otherwise dispose of assets in the ordinary course of business; and provided that such merger, sale, lease or other transfer shall comply with the terms of Section 6.3 of the Refunding Agreement, as applicable. Notwithstanding the foregoing, each Borrower may, with the prior written consent of the Bank, consolidate, merge, sell or otherwise transfer all or substantially all of the Project if such Borrower shall deliver to the Bank (i) evidence that the purchaser, transferee or surviving entity has assumed in writing and in full, and is capable of performing and complying with the duties and obligations of Borrower hereunder;
(ii) an opinion of counsel to the purchaser, the transferee or surviving entity addressed to the Issuer and the Bank to the effect that the purchaser, transferee or surviving entity has duly assumed the obligations of Borrower under this Agreement and the Related Documents to which Borrower is a party and that such obligations are legal, valid, binding and enforceable obligations of the transferee, the purchaser or surviving entity; (iii) an opinion of bond counsel that such sale, transfer or other disposition of assets will not adversely affect the exclusion from federal gross income and the exemption from all taxes under the laws of the State of Louisiana of the interest on the Bonds. The Project was transferred from TJI to TJM in connection with the Assignment and Assumption Agreement. It is hereby expressly agreed that any disposition of the Project in violation of this subparagraph (b) shall be deemed an Event of Default hereunder and shall be ineffective to relieve each Borrower of its obligations under this Agreement. Nothing in this subparagraph (b) shall affect any provision of the Related Documents to which each Borrower is a party which requires the consent of the Issuer, the Bank or the Trustee as a precondition to the disposition of the Project.

     (c) MAINTENANCE OF PROPERTY; INSURANCE. Each Borrower will keep the Project in good repair, working order and condition, reasonable wear and tear excepted, and will maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against such risks as are customarily insured against by businesses of like size and type in the area.

     (d) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Each Borrower will preserve, renew and keep in full force and effect its corporate or partnership existence, as the case may be, and the rights, privileges and franchises necessary or desirable in the normal conduct of business.

     (e) COMPLIANCE WITH LAWS. Each Borrower will comply, in all material respects, with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings; PROVIDED, HOWEVER, that the foregoing shall not require compliance with any such laws, ordinances, rules, regulations and/or requirements so long as failure to comply shall not have a material adverse effect on the condition of each Borrower and its ability to perform its obligations under this Agreement, the Pledge Agreement and the Related Documents.

     (f) INSPECTION OF PROPERTY, BOOKS AND RECORDS. Each Borrower will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles consistently applied shall be made of all dealings and transactions in relation to its business and activities. Each Borrower will permit representatives of the Bank at reasonable times and intervals upon prior written notice to visit and inspect any of their respective properties to the extent permitted by applicable law and applicable safety and security policies of the Borrower, to examine and make abstracts, subject to proprietary and confidentiality policies and agreements of or binding upon each Borrower, from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     (g) PARI PASSU STATUS. Each Borrower agrees that it will not take any action which would result in such Borrower's obligations to the Bank under this Agreement not ranking at least PARI PASSU in right of payment with all unsecured obligations of such Borrower to other creditors.

     (h) NOTICES. Each Borrower will promptly give written notice to the Bank of the occurrence of any Default or Event of Default within two Business Days of discovery of such Default or Event of Default signed by an Authorized Borrower Representative setting forth the details of, and the actions which such Borrower proposes to take with respect to, such Default or Event of Default. Each Borrower will also promptly give notice to the Bank of any pending or threatened action, suit or proceeding, an adverse decision in which could materially and adversely affect the operations or the conditions (financial or otherwise) of such Borrower or the Project or the ability of such Borrower to repay any debt incurred under this Agreement or the Refunding Agreement or which questions the validity of this Agreement, the Pledge Agreement or any Related Documents.

     (i) RELATED DOCUMENTS. Each Borrower will comply with the terms and covenants of the Related Documents to which it is a party. Each Borrower agrees that it will not amend, modify or terminate or agree to amend, modify or terminate any of the Related Documents to which it is a party without the prior written consent of the Bank.

     (j) REGISTRATION OF BONDS. TJI and TJM agree to promptly notify the Paying Agent of all Bonds which either of them acquire, or which they have acquired for their respective accounts, in accordance with the Indenture for registration in the name of TJI or TJM, as the case may be.

     (k)  ERISA.  Other than as previously disclosed in writing to the Bank,

          (i) Each Borrower has not engaged in any transaction which could subject it to either a material civil penalty assessed pursuant to
Section 502(1) of ERISA or a tax imposed by Section 4975 of the Code.

          (ii) No Plan or trust created under any Plan has been terminated. No material liability to the PBGC or to any trustee under Section 4042 or 4049 of ERISA has been, or is expected to be, incurred with respect to any Plan. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) with respect to any Plan and no event or condition exists which presents a material risk of a "distress termination" or involuntary termination of any Plan by the PBGC under Title IV of ERISA.

          (iii) Full payment has been made of all amounts which each Borrower is required to have paid as contributions to each Plan as of the date that such contributions are due under applicable law and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 402 of the Code), whether or not waived, exists with respect to any Plan.

     (l) TAXES. Each Borrower will pay all taxes, assessments and other governmental charges before the same become delinquent, provided, however, that nothing herein shall be interpreted to require such Borrower to pay any tax, assessment or other governmental charge so long as its validity is contested in good faith and adequate reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles, shall have been made therefor.

     (m) LIENS. Each Borrower agrees that it will not create, incur or permit to exist against any properties or assets, real or personal, of such Borrower or of any Subsidiary now or hereafter acquired, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon or defect in title to or restriction of use of same or hold or acquire any property or assets under conditional sales, financing lease or other title retention agreement, (or permit any Subsidiary to do so,) (herein called "liens") except:

          (i) Mechanics, suppliers, tax and other like liens arising in the ordinary course of business securing obligations which are not overdue or are being contested in good faith by appropriate legal proceedings diligently conducted; provided such Borrower or such Subsidiary set aside on its books adequate reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles;

          (ii) Any lien on any asset securing indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, including any interest in title of a lessor under any operating lease or any financing lease; provided that such lien attaches to such asset currently with or within 90 days after the acquisition thereof;

          (iii) Liens over $500,000 existing on the date of this Agreement as to which each Borrower has given written notice to the Bank;

          (iv) Any lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

          (v) Any lien on any asset of any corporation existing at the time such corporation is merged into or consolidated with a Borrower or a Subsidiary and not created in contemplation of such event;

          (vi) Any lien existing on any asset prior to the acquisition thereof by a Borrower or a Subsidiary and not created in contemplation of such acquisition;

          (vii) Any lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

          (viii) Liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds (which bonds shall not exceed 10% of the consolidated net worth of the Borrowers), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (ix) Leases or subleases granted to others not interfering with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;

          (x) Easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;

          (xi) Any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by any lien permitted by any of the foregoing clauses of this Section 6(m); PROVIDED that the amount of such indebtedness is not increased and such indebtedness is not secured by any additional assets;

          (xii)  The Indenture and this Agreement;

          (xiii)  Permitted Encumbrances; and

          (xiv)  Liens not otherwise permitted by the foregoing clauses of this
Section 6(m) (including, without limitation, liens on stock of Subsidiaries, whether consolidated or unconsolidated) securing indebtedness in any aggregate principal amount at any time outstanding not to exceed 5% of TJI's Consolidated Tangible Net Worth (as defined below).

     (n) NET WORTH. TJI's Consolidated Tangible Net Worth will at no time be less than $100,000,000 plus 50% of all net income earned by TJI after January 2, 1993. "Consolidated Tangible Net Worth" shall mean the amount by which Shareholder's Equity exceeds the aggregate of all amounts appearing on the asset side of the consolidated balance sheet for goodwill, patents, trademarks, tradenames, copyrights, organization expenses, all write-ups (other than write-ups from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to January 2, 1993 in the book value of any asset owned by TJI or a consolidated Subsidiary and other similar items, if any.
"Shareholder's Equity" means at any time the sum of the following accounts set forth in the consolidated balance sheet of TJI prepared in accordance with generally accepted accounting principles consistently applied: (i) the par value or stated value of all outstanding capital stock, (ii) capital surplus,
(iii) retained earnings and (iv) cumulative translation adjustments, (v) less treasury stock.

     (o) DEBT RATIOS. TJI's Consolidated Indebtedness (excluding capital lease obligations) will not exceed 100% of Consolidated Tangible Net Worth (as defined above). The ratio of current assets to current liabilities shall be at least
1.25 at the end of each quarter. "Consolidated Indebtedness" shall mean indebtedness for borrowed money; indebtedness guaranteed directly or indirectly in any manner or in respect of which TJI assures a creditor against loss; indebtedness secured by any mortgage, pledge, lien, security interest or conditional sale or other title retention agreement to which any property or asset owned or held by TJI is subject, whether or not the indebtedness secured thereby shall have been assumed (but excluding obligation under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases).

     (p) RECORDATION OF MORTGAGE. Each Borrower will, at its expense, cause a mortgage to be properly recorded, upon title to the land constituting the portion of the Project owned by TJM, as a mortgage upon its interest in the Project and will, at its expense, do all things necessary by way of any additional filings to continue and maintain the lien and priority of the mortgage.

     (q) TITLE REPORT. At the Date of Issuance, the Borrowers shall deliver to the Bank either a preliminary title report or an opinion of title on the Project by a reputable Louisiana attorney, in form and substance satisfactory to the Bank.

     (r) RATINGS. The Borrowers will not seek, or cause to be sought, a rating on the Bonds to be issued by either of the national rating agencies so long as the Letter of Credit is outstanding without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

     (s) PLEDGE. The Borrowers will at all times maintain the pledge with respect to the Pledged Bonds, if any, pursuant to the Pledge Agreement, defend, preserve and protect such pledges to the extent permitted by law against all claims of all Persons and keep the Pledged Bonds free from all liens, except as permitted by the Indenture and the Pledge Agreement, respectively.

     (t) HAZARDOUS SUBSTANCES. Each Borrower agrees to indemnify and hold the Bank harmless from and against any and all claims, demands, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings, including without limitation, reasonable attorneys' fees, arising directly or indirectly or out of or in any way in connection with the presence of hazardous substances (as defined in 42 U.S.C. Section 9601(14)) on real property owned or leased by such Borrower, whether or not as a result of the Borrower's ownership, lease, operation or occupancy of the same, and whether or not such Borrower was aware of such hazardous substances.

          (ii) COVENANTS OF THE BANK. The Bank covenants to promptly give the Borrowers and the Remarketing Agent written notice of any reduction in the Bank's credit rating by either of the national rating agencies.

     Section 7. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (herein referred to as an "Event of Default"):

     (a) any representation, warranty or other written statement made by either Borrower herein, the Pledge Agreement or in any certificate, financial or other statement furnished by either Borrower pursuant to this Agreement shall prove to have been untrue or incomplete in any material respect when made and such warranty, representation or other written statement shall not have been corrected within 30 days of written notice thereof; or

     (b) either Borrower shall fail to pay (i) the amount specified in Section 2(a)(i) of this Agreement when due or (ii) any other amounts when due under this Agreement where such failure to pay when due shall have remained unremedied for 10 days; or

     (c) either Borrower shall fail to perform or observe any other material term, covenant or agreement on its part to be performed or observed hereunder (other than as specified in (b) above) or in the Pledge Agreement, and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to such Borrower by the Bank; or

     (d)  any material provision of this Agreement, the Pledge

Agreement or any Related Document shall at any time for any reason cease to be in full force and effect (other than by release by the Bank with respect to the Pledge Agreement) or valid and binding on either Borrower, or shall be declared to be null and void, or validity or enforceability thereof shall be contested by either Borrower or either Borrower shall deny that it has any further liability or obligation under this Agreement; or

     (e) Either Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or

     (f) if without the application, approval or consent of either Borrower an involuntary case or other proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking in respect of either Borrower an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding-up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of either Borrower or of all or any substantial part of the assets of either Borrower, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by either Borrower in good faith, the same shall (i) result in the entry of an order for relief or any such adjudication or appointment or (ii) continue undismissed, or pending and unstayed, for any period of sixty (60) consecutive days; or

     (g) the occurrence of an Event of Default under the Indenture or the Refunding Agreement and a notice of such default shall have been received or given by the Bank and the time for cure shall have elapsed; or

     (h) a final judgment for the payment of money in excess of $1,000,000, net of insurance proceeds, shall be rendered by a court of record against either Borrower that such Borrower does not discharge or make provision for discharge in accordance with the terms thereof within 90 days from the date of entry thereof; or

     (i) any warranty, representation or other written statement made by or on behalf of either Borrower contained in any Related Document or in any certificate, financial or other statement furnished in compliance with or in reference to any Related Document shall prove to have been untrue or incomplete in any material respect when made and such warranty, representation or other written statement shall not have been corrected within 30 days of written notice to such Borrower thereof from either the Bank, the Trustee or any other person with actual knowledge of such untrue or incomplete statement; or

     (j) default shall be made in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Debt of either Borrower in an amount of $500,000 or more of any interest or premium thereon, or default shall be made in the performance or observance of any obligation or condition with respect to any such Debt if the effect of such default is to accelerate the maturity of any such Debt or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its expressed maturity, or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to stated maturity, whether or not any such default shall subsequently be cured; or

     (k) any material provision of this Agreement shall at any time for any reason cease to be valid and binding on either Borrower (other than a provision which, in the opinion of the Bank, provides or could provide immaterial benefits to the Bank hereunder), or shall be declared to be null and void, or the validity or enforceability of any material provision of this Agreement shall be contested by either Borrower or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over either Borrower seeking to establish the invalidity of this Agreement or the unenforceability in any material respect thereof; or

     (l) with respect to any Plan as to which either Borrower may have liability, there shall exist a deficiency in excess of $100,000 in the Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Plan, (i) steps are undertaken to terminate such Plan, (ii) such Plan is terminated or (iii) any Reportable Event (as described in Section 4043 of ERISA and the regulations promulgated thereunder) which presents a material risk of termination with respect to such Plan shall occur; or

     (m) the occurrence, in the Bank's opinion, of an effective change of control of either Borrower which the Bank considers material;

then the Bank may, in its sole discretion, declare all amounts payable by the Borrowers under this Agreement to be immediately due and payable (and the same shall upon such notice become immediately due and payable), in each case without any presentment, demand, protest or other notice or formality of any kind. Upon any such occurrence, the Bank may, in addition, (a) exercise all of its rights and remedies under any Related Document or applicable law, (b) give written notice to the Trustee of such occurrence, with the effect contemplated by Section 802(e) of the Indenture, (c) require the Trustee to declare the unpaid outstanding principle amount of the Bonds to be due and payable as provided in Section 803(b) of the Indenture, or (d) exercise all or any combination of the remedies provided for in this paragraph.

     Section 8. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 9. NOTICES. Except as expressly provided for herein, all notices and other communications provided for hereunder shall be in writing (including tested telex and telegraphic communication) and mailed, telegraphed, telexed or delivered to each party at the address or telex number or telecopy number specified for such party on the signature page of this Agreement, or as to each party at such other address or telex number or telecopy number as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or telegraphed, be effective when received, addressed as aforesaid and when telexed or telecopied, when the appropriate answer back is received. Communications by the Paying Agent with the Bank with respect to the Letter of Credit shall be made as provided in the Letter of Credit. Any tested telex or telegraphic communication provided to the Bank hereunder shall be promptly followed by a written confirmation thereof.

     Section 10. NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 11.  RIGHT OF SET-OFF; LIMITATION ON BANK COLLATERAL.

     (a) Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. The Bank agrees promptly to notify the Borrowers after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies which the Bank may have including, without limitation, other rights of set-off.

     (b) Each Borrower hereby agrees that it shall not at any time grant and the Bank hereby agrees that it will not at any time accept from the Borrowers for the payment of the reimbursement obligation of the Borrowers set forth in
Section 2 of this Agreement any collateral except Bonds which have been pledged pursuant to the Pledge Agreement and the security interests granted in the Indenture and Refunding Agreement and Collateral Mortgage unless the Borrowers shall have obtained an opinion of nationally recognized bond counsel that the delivery of such collateral will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes.

     Section 12. INDEMNIFICATION. To the fullest extent permitted by law, each Borrower hereby indemnifies and holds harmless the Bank from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person) by reason of or in connection with (a) the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit; (b) the grant of the security interest in the Refunding Agreement; (c) the use of the proceeds of the Bonds or any Drawing; or (d) any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letter of Credit; PROVIDED that the Borrowers shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Bank in determining whether a draft or certificate presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 12 is intended to limit any obligation of the Borrowers contained in this Agreement. If any action shall be brought against the Bank in respect of which indemnity may be sought against the Borrowers, the Bank shall promptly notify the Borrowers in writing, and the Borrowers shall promptly assume the defense thereof, including the employment of counsel (the selection of which shall have been approved by the Bank and such approval shall not be unreasonably withheld), the payment of all expenses and the right to negotiate and consent to settlement. If the Borrowers elect not to defend such action, the Bank shall have the right to employ counsel to defend such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of the Borrowers.

In addition, the Bank shall have the right to employ separate counsel at its own expense and participate in such action; provided, however, that if the Bank is advised by counsel experienced in matters of banking or securities laws that it has defenses or causes of action separate from that of the Borrowers, the Bank may employ separate counsel at Borrowers' expense. Borrowers shall not be liable for any settlement of any such action effected without their consent by the Bank, but if settled with the consent of the Borrowers or if there be a final judgment for the plaintiff in any such action against the Borrowers or the Bank, with or without the consent of the Borrowers, the Borrowers agree to indemnify and hold harmless the Bank to the extent provided herein.

     Section 13. CONTINUING OBLIGATION. The obligations of each Borrower and the Bank under this Agreement shall continue until the later of (a) the Expiration Date or (b) the date upon which all amounts due and owing to the Bank under this Agreement shall have been paid in full and shall (i) be binding upon each Borrower and the Bank, their successors and assigns, and (ii) inure to the benefit of and be enforceable by the Bank and the Borrowers and their successors and assigns; PROVIDED that the Borrowers may not assign all or any part of this Agreement without the prior written consent of the Bank.

     Section 14. TRANSFER OF LETTER OF CREDIT; INCREASE, REDUCTION OR REINSTATEMENT OF STATED AMOUNT; EXTENSION OF THE LETTER OF CREDIT. The Letter of Credit may be transferred in accordance with the provisions set forth therein and the Stated Amount of the Letter of Credit may be increased, reduced or reinstated in accordance with the provisions set forth therein. In the event the Bonds are converted to the Fixed Rate at the request of the Borrowers as provided in the Indenture and the Bank elects, in its sole discretion, to provide a new Letter of Credit with respect to such Bonds, the Letter of Credit shall be provided in an amount such that the Interest Component of the Stated Amount available to be drawn under the Letter of Credit shall be increased from 124 days' interest at 12% per annum calculated on the basis of a 365/366-day year to 223 days' interest at the Fixed Rate per annum based on a year of 360 days comprised of twelve (12) thirty (30) day months and an amount sufficient to pay the premium due on the Bonds at the first optional call date after the Fixed Rate Conversion Date shall be added to the Stated Amount of the Letter of Credit (the "Premium Component") and each Borrower hereby consents to such increase in the Stated Amount of the Letter of Credit. If by increasing the Interest Component and adding the Premium Component as provided in the preceding sentence the Stated Amount of the Letter of Credit will exceed the Stated Amount as of the Date of issuance then the new Letter of Credit shall reflect such increase in the Interest Component and the Stated Amount and the addition of the Premium Component. On or after the first anniversary of the Date of Issuance and on each anniversary date thereafter, the Bank may, upon the written request of the Borrowers given to the Bank not more than ninety (90) days nor less than sixty (60) days prior to such anniversary date, elect, at its option, and sole discretion, to extend the Scheduled Expiration Date for one or more additional years. Any such extension shall be subject to the mutual agreement of the Borrowers and the Bank as to the Letter of Credit Fee to be applicable to the period of extension.

     If the principal of any Bonds shall be paid or deemed paid upon maturity, redemption, acceleration or defeasance, then the Stated Amount shall be reduced in accordance with the terms of the Letter of Credit by an amount equal to the sum of (a) such principal and (b) (i) if the Bonds have not been converted to the Fixed Rate, 124 days' interest on such principal calculated at the rate of 12% per annum based on a 365/366-day year, or (ii) if the Bonds have been converted to the Fixed Rate, 223 days' interest on such principal calculated at such Fixed Rate based on a 360-day year comprised of twelve (12) thirty (30) day months. If the Bonds are converted to the Fixed Rate and the Bank has elected to maintain the Letter of Credit as described in the preceding paragraph, the Stated Amount shall be automatically reduced from time to time in accordance with the terms thereof to reflect a reduction in the Premium Component payable upon redemption of the Bonds prior to maturity.

     Section 15. LIABILITY OF THE BANK. As between the Borrowers and the Bank, the Borrowers assume all risks of the acts or omissions of the Paying Agent, the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit. As between the Borrowers and the Bank, neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Paying Agent and the Trustee and any transferee in connection therewith;
(b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit; or (d) any other circumstance whatsoever in making or failing to make payment under the Letter of Credit, except only that the Borrowers shall have a claim against the Bank, and the Bank shall be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrowers which the Borrowers prove were caused by (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Paying Agent (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 16 CERTAIN DEFINED TERMS. As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "A Drawing" means any draw in the form of Exhibit A to the Letter of Credit made under the Letter of Credit to pay the principal amount of Bonds to be purchased in accordance with the Indenture.

     "Agreement" means this Reimbursement Agreement, as the same may be from time to time amended or supplemented.

     "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement dated as of September 30, 1991 between TJI and TJM, and any amendments or supplements thereto, including the First Amendment to Assignment and Assumption Agreement dated as of September 1, 1993.

     "Authorized Borrower Representative" means any authorized representative of either Borrower designated to act on behalf of such Borrower by a written certificate furnished to the Bank, the Trustee, the Paying Agent and the Issuer.

     "B Drawing" means any draw in the form of Exhibit B to the Letter of Credit made under the Letter of Credit to pay the principal amount of the Bonds on or prior to maturity, redemption or acceleration.

     "Bank" means The Bank of Tokyo Ltd.

     "Bonds" means the Parish of Natchitoches, State of Louisiana Industrial Development Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988.

     "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the cities of New York, New York, Seattle, Washington, San Francisco, California or Shreveport, Louisiana are, or a day on which the New York Stock Exchange is, authorized or required by law or executive order to close.

     "C Drawing" means any draw in the form of Exhibit C to the Letter of Credit made under the Letter of Credit to pay interest and premium, if any, due on the Bonds on or prior to maturity, redemption or acceleration, on any interest payment date or redemption date or on any date Bonds are to be purchased in accordance with the Indenture.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Pledge Agreement" means the Collateral Pledge Agreement, dated as of September 1, 1988, and any amendments or supplements thereto, including the First Supplemental Collateral Pledge Agreement dated as of September 1, 1993, among TJI, TJM, National Westminster Bank, PLC, the Trustee and the Bank, pursuant to which the Note is pledged to and for the benefit of the Trustee and the Bank as security for the Borrowers' obligations under the Refunding Agreement and this Agreement.

     "Date of Issuance" means September 1, 1993.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person as the lessee under capital leases, (iv) all debt of others secured by a lien on any asset of such Person, whether or not such debt is assumed by such Person, (v) all Guarantees made by such Person and (vi) all Deferred Obligations of such Person.

     "Default" means any event or condition specified in Section 7 hereof which, with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

     "Deferred Obligations" of any Person means, at any date, all obligations of such Person to pay the deferred purchase price of property or services, except
(i) trade accounts payable arising in the ordinary course of business and (ii) payments withheld in good faith to assure performance by other parties or payments withheld while being contested in good faith.

     "Drawing" means an A Drawing, B Drawing or C Drawing, as the context may require.

     "Drawing Payment Date" means the date on which the Bank honors a Drawing made by the Paying Agent pursuant to this Agreement and the Letter of Credit.

     "Draw Fee" means the sum of $200 to be paid with respect to each Drawing made under the Letter of Credit.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" has the meaning assigned to that term in Section 7 of this Agreement.

     "Expiration Date" has the meaning assigned to that term in paragraph 2 of the Letter of Credit.

     "Federal Funds Rate" means for each day a rate per annum equal to the overnight federal funds rate quoted by the Bank at or about 11:00 A.M., New York time on such day (or, if there is no quote on such day, on the next preceding day on which there is such a quote) for amounts approximating the amount remaining unpaid by the Borrowers to the Bank hereunder.

     "Fixed Rate" means the interest rate in effect on the Bonds from and after the Fixed Rate Conversion Date with respect to the Bonds, as said rate is determined in accordance with the Indenture.

     "Fixed Rate Conversion Date" means the date on which the Bonds begin bearing interest at the Fixed Rate.

     "Floating Rate" means the adjustable interest rate on the Bonds determined in accordance with the Indenture.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to purchase assets, goods, securities or services or otherwise), including any obligation pursuant to a letter of credit, provided that the term Guarantee shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business.

     "Indenture" means the Trust Indenture dated as of September 1, 1988 between the Issuer and the Trustee, together with any amendments or supplements thereto.

     "Interest Component" means prior to the Fixed Rate Conversion Date an amount equal to 124 days' interest at 12% on the Bonds calculated on the basis of a 365/366-day year and after the Fixed Rate Conversion Date an amount equal to 223 days' interest at the Fixed Rate on the Bonds calculated on the basis of a 360-day year comprised of twelve (12) thirty (30) day months.

     "Interest Payment Date" means (i) from the Date of Issuance to, but not including the Fixed Rate Conversion Date, the first business Day of March, June, September and December, or the next succeeding Business Day if such day is not a Business Day and (ii) from and after the Fixed Rate Conversion Date, the first business Day of July and January.

     "Issuer" means the Parish of Natchitoches, State of Louisiana.

     "Letter of Credit" means the irrevocable direct-pay Letter of Credit No. 151LCS010125 issued by the Bank on the Date of Issuance in favor of the Trustee with a Scheduled Expiration Date of September 14, 1994.

     "Mortgage" means the collateral mortgage made by TJI and assumed by TJM pursuant to the Assignment and Assumption Agreement for the benefit of the Bank and the Trustee in respect of the real property, and the improvements thereon, constituting or included in the Project from time to time.

     "Note" has the meaning specified therefor in the Refunding Agreement.

     "Paying Agent" means Premier Bank, National Association (formerly known as The First National Bank of Shreveport), or any successor appointed pursuant to
Section 915 of the Indenture.

     "Paying Agent Agreement" means the paying agent agreement between the Paying Agent and the Issuer, dated as of September 1, 1988.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Encumbrances" means any lien that is subordinate to the security pledged hereunder and under the Indenture; and any other lien permitted by the Bank herein or as further defined in the Refunding Agreement.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA and is either (i) maintained by the Borrowers or such Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or similar arrangement under which more than one employer makes contributions and to which the Borrowers or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

     "Pledge Agreement" means the Pledge and Security Agreement dated as of September 1, 1993 by and between the Borrowers and the Bank.

     "Pledged Bonds" means Bonds purchased pursuant to a drawing under the Letter of Credit, which Bonds are pledged by the Borrowers to the Bank and in which Bonds the Borrowers have granted to the Bank a security interest pursuant to the Pledge Agreement provided for in this Reimbursement Agreement, but not including Bonds released from such pledge and security interest under the terms of this Reimbursement Agreement or the said Pledge Agreement.

     "Prime Rate" means the rate of interest established by the Bank in New York, New York from time to time as its prime rate, such rate of interest to change on the effective date of each change in the prime rate.

     "Project" means the project as defined in the first WHEREAS paragraph of this Agreement.

     "Refunding Agreement" means the refunding agreement between the Issuer and TJI dated as of September 1, 1988 pursuant to which the Issuer has made the project loan to TJI, together with any amendments or supplements thereto.

     "Related Documents" means the Bonds, the Indenture, the Refunding Agreement, the Bond Purchase Agreement dated as of September 1, 1988, between the Issuer, TJI, and Piper, Jaffray & Hopwood Incorporated, the Pledge Agreement, the Collateral Pledge Agreement, the Remarketing Agreement, the Security Agreement, any amendments or supplements to the foregoing executed in connection with the transactions contemplated by this Agreement, and any other related agreements or documents designated by the Bank and the Borrowers as a Related Document.

     "Related Person" means the Borrowers and all corporations, general partnerships, limited partnerships, trades and businesses (whether or not incorporated) under common control with the Borrowers which, together with the Borrowers, are treated as a single employer under Section 414(b) or 414(c) of the Code.

     "Remarketing Agent" means the Persons acting as such under the Remarketing Agreement.

     "Remarketing Agreement" means the Remarketing Agreement dated as of September 1, 1988 between Piper Jaffray & Hopwood Incorporated and the Issuer and any successor agreement.

     "Scheduled Expiration Date" means September 14, 1994.

     "Security Agreement" means the Security Agreement executed by the Borrowers in favor of the Trustee and the Bank dated as of September 1, 1993.

     "Special Bank Event" means the delivery by the Bank to the Borrowers and the Trustee of an opinion of counsel having expertise in banking or securities law matters to the effect that, on the basis of a change after the Date of Issuance in the laws, rules or regulations applicable to the Bank or in the interpretation of such laws, rules or regulations by a governmental authority of the United States or Japan or of a ruling after the Date of Issuance by a court of competent jurisdiction or other governmental authority, the maintenance of the Letter of Credit by the Bank or the pledge to the Bank of the Pledged Bonds (all as contemplated by this Agreement) is or will be a violation of the laws, rules and regulations applicable to the Bank or requires or will require the Bank to register as a securities dealer (or in any similar capacity) if not otherwise so registered.

     "Stated Amount" has the meaning assigned to that term in the Letter of Credit.

     "Subsidiary" shall mean, with respect to any Person, any other Person in which such Person may own, directly or indirectly, more than 50% of the capital stock entitled to vote on the election of directors, or which may effectively be controlled by such Person.

     Section 17. COSTS, EXPENSES AND TAXES. Whether or not the transactions contemplated by this Agreement are consummated or the Letter of Credit is issued, upon execution of this Agreement by the Bank and the Borrowers, the Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, the Pledge Agreement, the Letter of Credit, the Related Documents and any other documents which may be delivered in connection with this Agreement and the Letter of Credit, any waiver or amendment or the giving of any consent under, this Agreement, the Pledge Agreement, the Related Documents and such other documents or any transfer of the Letter of Credit, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, all reasonable costs and expenses, including the reasonable fees and out-of-pocket expenses of counsel for the Bank, if any, in connection with the enforcement of this Agreement and such other documents which may be delivered in connection with this Agreement. In addition, the Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Letter of Credit, the Pledge Agreement, the Related Documents and such other documents and agree to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay by the Borrowers in paying or omission to pay such
taxes and fees.   The Bank agrees promptly to notify the Borrowers of any such taxes and fees which are incurred by the Bank.

     Section 18. ATTORNEYS' FEES. In the event that any party hereto shall incur legal fees and costs in connection with the actual or threatened breach of any provision hereof, or to enforce any right or remedy hereunder, such party shall be entitled to recover such fees and costs from the breaching party. In the event that an action is brought in connection with this Agreement the prevailing party shall be entitled to recover from the losing party in addition to any money judgment or other relief, such attorneys' fees, disbursements and costs as may be incurred by the prevailing party instituting or defending such litigation and as are allowed by the court.

     Section 19. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     Section 20. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to the choice of law principles of Washington law.

     Section 21. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 22  CONSENT OF JURISDICTION AND VENUE, ETC.

     (a) The Borrowers irrevocably (i) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement or such other documents which may be delivered in connection with this Agreement may be brought in a court of record in the State of Washington or in the Courts of the United States of America located in such State, (ii) consent to the jurisdiction of each such court in any such suit, action or proceeding and (iii) waive any objection which they may have to the laying of venue of any suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrowers irrevocably consent to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to the Borrowers at their respective addresses specified herein by certified mail, return receipt requested. The Borrowers agree that a final and non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any suit, action or proceeding against the Borrowers or their property in the courts of any other jurisdictions.

     Section 23. PARTICIPATION BY THE BANK. The Bank shall be entitled at any time to grant participations in or assign, sell or otherwise transfer the whole or any part of the Bank's rights or obligations (or both) under this Agreement, the Related Documents or the Letter of Credit to any Person. No such participation, assignment, sale or other transfer shall relieve the Bank from its obligations hereunder or under the Letter of Credit and the Issuer and the Borrowers need deal solely with the Bank with respect to waivers, modifications, and consents to this Agreement, the Related Documents and the Letter of Credit. Any such participant, assignee, purchaser or transferee is referred to in this Agreement as a "Participant." The Borrowers agree that the provisions of
Section 6 and Sections 2(d) and (e) hereof shall run to the benefit of each Participant and its participations or interests herein; provided, however, only the Bank may enforce such provisions on behalf of any such Participant; and provided further that no such Participant shall be entitled to receive any greater payment pursuant to Sections 2(d) and (e) hereof than the Bank would have been entitled to receive with respect to the rights and obligations transferred except as a result of circumstances arising after the date of grant of such participation; provided, however, that such increase shall be limited to only such costs as would be incurred if participations in the Letter of Credit had not been granted. The Bank shall use its best efforts to give the Borrowers at least thirty (30) days prior written notice of any participation, assignment, sale or other transfer under this Section 23. Upon a participation, assignment, sale or transfer in accordance with the foregoing, the Borrowers shall execute such documents and do such acts as the Bank may reasonably request to effect the same.

     Section 24. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Bank, the determination of such satisfaction shall be made by the Bank in its sole and exclusive judgment exercised in good faith. Any time the Bank's consent is required hereunder, such consent shall not be unreasonably withheld.

     Section 25. ACCOUNTING TERMS AND DEFINITIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and construed, all accounting determinations and procedures hereunder shall be made and performed, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted United States accounting principles applicable as of the date of the Agreement, consistently applied.

     Section 26. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 27. REFERENCES TO DRAFTS. If any substitute Letter of Credit does not require the presentation of drafts then any reference herein to drafts or documents drawn or presented under the Letter of Credit shall be deemed references to documents required to be presented for payment under such substitute Letter of Credit.


                  [Remainder of page intentionally left blank]

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, each Borrower and the Bank have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                         THE BANK OF TOKYO LTD.



                         By:/s/ M. Tomi
                            -----------------------------
                              General Manager


                         ADDRESS FOR NOTICES:


                         1201 Third Avenue, Suite 1100
                         Seattle, WA  98101
                         Attention:  Manager, Letter of
                    Credit Department
                         Telex No. 328754 TOHBANK SEA


                         TJ INTERNATIONAL, INC.
                         a Delaware corporation



                         By:/s/ Thomas H. Denig
                           --------------------------------
                         Title: Senior Vice President,
                                ---------------------------
                                     Structural Operations
                                     ---------------------------

                         TRUS JOIST MacMILLAN A LIMITED
                         PARTNERSHIP, a Delaware
                         Limited Partnership

                         By:  TJ International, Inc., as
                              General Partner


                         By: /s/ Thomas H. Denig
                            --------------------------------
                         Title:  Senior Vice President,
                                 ---------------------------
                                 Structural Operations
                                 ---------------------------

                         Address for Notices:
                         -------------------
                         for TJ International and Trus Joist
                         MacMillan A Limited Partnership

                         9777 W. Chinden Blvd.
                         Boise, ID  83714

                                                                       EXHIBIT X

                     IRREVOCABLE DIRECT-PAY LETTER OF CREDIT


                                      Date:  September 1, 1993
                                      CREDIT NO:  151LCS010125
                                      EXPIRATION DATE:  September 14, 1994
                                          except as hereinafter provided.



Premier Bank, National Association
The Premier Bank Tower
400 Texas Street, 7th Floor
Shreveport, LA  71101

Dear Sirs:

     1. At the request and for the account of our customers Trus Joist MacMillan a Limited Partnership and TJ International, Inc., formerly known as Trus Joist Corporation (collectively the "Borrower"), on whose behalf the Parish of Natchitoches, State of Louisiana (the "Issuer") has issued its Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988 (the "Bonds") pursuant to a trust indenture dated as of September 1, 1988 (including all amendments and supplements thereto, the "Indenture") by and between the Issuer and Premier Bank, National Association, formerly known as The First National Bank of Shreveport, as trustee and paying agent (the "Trustee" and "Paying Agent"), The Bank of Tokyo Ltd. (the "Bank"), does hereby establish in your favor, as Paying Agent under the Indenture, this Irrevocable Direct-Pay Letter of Credit in the aggregate amount of TEN MILLION FOUR HUNDRED SEVEN THOUSAND SIX HUNDRED SEVENTY-ONE DOLLARS ($10,407,671) (hereinafter, as increased, reduced or reinstated from time to time in accordance with the provisions hereof, the "Stated Amount") of which an amount not exceeding TEN MILLION DOLLARS ($10,000,000) (as reduced from time to time in accordance with the terms hereof, the "Principal Component") may be drawn upon with respect to payment of the unpaid principal amount or the portion of the Purchase Price, as hereinafter defined, corresponding to the unpaid principal amount of the Bonds and an initial amount not exceeding FOUR HUNDRED SEVEN THOUSAND SIX HUNDRED SEVENTY-ONE DOLLARS ($407,671) (as increased, reduced or reinstated from time to time in accordance with the terms hereof, the "Interest Component") may be drawn upon with respect to payment of interest accrued and unpaid or the portion of the Purchase Price corresponding to interest accrued and unpaid on the Bonds on or prior to their stated maturity date, but in no event more than the actual interest accrued and unpaid, at an interest rate on the Bonds of 12% per annum (calculated on the basis of a 365/366-day year) for the 124 days' immediately preceding any Drawing made with respect to the Bonds bearing interest at the floating rate (the "Floating Rate") to and including the Fixed Rate Conversion Date (as defined in the Indenture) with respect to such Bonds and for all Bonds on which the interest rate has been converted from the Floating Rate to a fixed rate (the "Fixed Rate") as provided in the Indenture a period of 223 days' immediately preceding any Drawing, as defined in Paragraph 3 hereof, made with respect to such Bonds calculated on the basis of a 360-day year consisting of twelve (12) thirty (30) day months; provided, however, that the amount of the Principal Component or Interest Component which may be drawn with respect to the Bonds shall not exceed the initial aggregate principal amount of the Bonds or the maximum amount available for an interest drawing with respect to the Bonds.

     2. This Letter of Credit shall expire at 4:00 p.m. local time in Seattle, Washington, on the date (the "Expiration Date") which is the earliest of:
(i) September 14, 1994, unless extended by us in our sole discretion (the "Scheduled Expiration Date"), (ii) the date of payment of a Principal Component Drawing which when added to all other Principal Component Drawings honored hereunder and not subject to reinstatement in the aggregate equals the initial amount of the Principal Component of the Stated Amount (a "Final Payment Drawing"), (iii) the first Business Day which is fifteen (15) calendar days after the date of receipt of our notice in the form of Exhibit J (a "Default Notice") hereto by the Trustee that an Event of Default (as defined in the Reimbursement Agreement) or a Special Bank Event (as defined in the Reimbursement Agreement) has occurred under the Reimbursement Agreement and declaring the unpaid outstanding principal amounts of Bonds to be due and payable in accordance with Sections 803(b) and 803(d) of the Indenture unless such notice is rescinded, revoked or annulled by us in writing prior to the redemption date, (iv) the first Business Day that is fifteen (15) calendar days after our receipt of a certificate signed by one purporting to be your duly authorized officer in the form of Exhibits F or G ("Termination Certificates") attached hereto, appropriately completed stating that this Letter of Credit shall terminate with respect to the Bonds on the first Business Day which is fifteen (15) calendar days after the date of receipt of said notice, or (v) the date when you surrender this Letter of Credit to the Bank for cancellation. You agree to surrender this Letter of Credit to the Bank, and not to make any Drawing, after (a) the Expiration Date, or (b) the date on which there are no Bonds outstanding under the Indenture.

     3. Funds under this Letter of Credit will be made available to you against receipt by us of a sight draft in the form attached hereto as Exhibit L, together with the following items, at the time required below: (A) if the Drawing is being made with respect to payment of the principal portion of the Purchase Price of the Bonds pursuant to Sections 210, 211, 214 and 215 of the Indenture (an "A Drawing"), receipt by us of your written certificates in the form of Exhibit A and Exhibit D attached hereto appropriately completed and signed by one purporting to be your duly authorized officer; (B) if the Drawing is being made with respect to the principal of the Bonds due on a principal payment date or upon maturity, acceleration or redemption (a "B Drawing"), receipt by us of your written certificate in the form of Exhibit B attached hereto appropriately completed and signed by one purporting to be your duly authorized officer; (C) if the Drawing is being made with respect to the payment of the interest portion of the Purchase Price of the Bonds, if any, or to pay interest due on an interest payment date or upon maturity, acceleration or redemption, or if Bonds have been converted to the Fixed Rate and this Letter of Credit has been amended by delivery of a new letter of credit to provide therefor then to pay the premiums, if any (the "Premium Component"), on the Bonds upon redemption (a "C Drawing"), receipt by us of your written certificate in the form of Exhibit C attached hereto appropriately completed and signed by one purporting to be your duly authorized officer. "Drawing" as used herein shall mean an "A Drawing," "B Drawing" or "C Drawing" as the context may require.

     4. If a Drawing is made by you hereunder at or prior to 8:00 A.M., Seattle time, on a Business Day (as defined herein), and provided that such Drawing and the documents and other items presented in connection therewith are in strict conformance with the terms and conditions hereof, payment shall be made to you or your designee, of the amount specified, in immediately available funds, not later than 12:00 Noon, Seattle time, on the same Business Day or not later than 10:00 A.M., Seattle time, on such later Business Day, as you may specify. If a Drawing is made by you hereunder after 8:00 A.M., Seattle time, on a Business Day and provided that such Drawing and the documents and other items presented in connection therewith are in strict conformance with the terms and conditions hereof, payment shall be made to you or your designee, of the amount specified, in immediately available funds, not later than 10:00 A.M., Seattle time, on the next succeeding Business Day or not later than 10:00 A.M., Seattle time, on such later Business Day as you may specify.

     Payment under this Letter of Credit will be made by wire transfer of Federal Funds into any account at the Paying Agent. The Bank agrees to honor all Drawings under this Letter of Credit with its own funds and not with any funds of the Borrower.

     5. Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount, as the Stated

Amount may have been increased, reduced or reinstated by us as herein provided. Subject to the preceding sentence, each "A Drawing" or "B Drawing" honored by the Bank hereunder shall PRO TANTO reduce the Principal Component and each "C Drawing" honored by the Bank hereunder shall PRO TANTO reduce the Interest Component or if this Letter of Credit shall have been amended by delivery of a new letter of credit due to conversion of any of the Bonds to the Fixed Rate, the Premium Component, as applicable, and any such reduction shall result in a corresponding reduction in the Stated Amount, it being understood that after the effectiveness of any such reduction you shall no longer have any right to make a Drawing hereunder in respect of the amount of such principal and/or interest on the Bonds or the payment of the Purchase Price corresponding thereto causing or corresponding to such reduction unless the amount of such Drawing is subject to reinstatement and has been reinstated as provided in Paragraph 7 of this Letter of Credit.

     6. Upon receipt by us of a certificate in the form of Exhibit E (a "Reduction Certificate") attached hereto appropriately completed and signed by one purporting to be your duly authorized officer the Stated Amount, the Principal Component, the Interest Component and if this Letter of Credit shall have been amended by delivery of a new letter of credit due to conversion of any of the Bonds to the Fixed Rate, the Premium Component will be reduced to the amounts set forth therein. If the amount available hereunder shall be so reduced or, if the amount available hereunder shall be reduced pursuant to Paragraph 5 of this Letter of Credit, we may require you to surrender this Letter of Credit to us on the tenth Business Day after prior written notice by us to you and to accept on such date, in substitution for this Letter of Credit, an irrevocable direct-pay letter of credit, dated such date, for an amount equal to the amount to which the amount available to be drawn hereunder shall have been so reduced, but otherwise in a form and having terms identical to this Letter of Credit.

     Upon notice by us to you in the form of Exhibit I (a "Notice of Increase") attached hereto, we may require you to surrender this Letter of Credit to us on the tenth Business Day after receipt by you of our notice and to accept on such date, in substitution for this Letter of Credit, an irrevocable direct-pay letter of credit, dated such date, for an amount equal to the increased Stated Amount as set forth in such Notice of Increase and for a term of not less than one (1) year, but otherwise in a form and having identical terms to this Letter of Credit.

     7. The amount of Drawings made hereunder with respect to the Borrower for which such Drawings have been made will be reinstated by us under this Letter of Credit to the amount of such Drawings under the following conditions:

          (1) With respect to our honoring an "A Drawing," the Stated Amount shall be automatically reinstated in the amount of said Drawing as to the Principal Component and, if applicable, the Interest Component (subject to any reduction in said amounts as provided in the first paragraph of Paragraph 6) unless you shall have received, on or prior to the close of business on the tenth Business Day after any payment in respect of an "A Drawing," a Default Notice from us.

          (2) With respect to our honoring a "C Drawing," the amount of said Drawing will automatically be reinstated in the amount of such Drawing (subject to any reduction in said Interest Component as above provided in the first paragraph of Paragraph 6) unless you shall have received, on or prior to the close of business on the tenth Business Day after any payment in respect of a "C Drawing," a Default Notice from us.

     8. Only the Paying Agent may make a Drawing under this Letter of Credit. Upon the payment to you, your account, your designee or the account of your designee of the amount demanded pursuant to presentation of a sight draft and accompanying certifications, we shall be fully discharged of our obligation under this Letter of Credit with respect to payment of the amount demanded and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment to you or any other person who may have made to you or makes to you a demand for payment of principal of, premium, if any, Purchase Price of, or interest on, any Bond. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded or your calculations and representations on the certificates required of you by this Letter of Credit.

     If your sight draft and accompanying Exhibits are not, in any instance, in strict conformance with the terms and conditions of this Letter of Credit, we shall give you prompt notice that the purported negotiation was not effected in accordance with this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or are returning them to you, as we may elect. Upon being notified that the purported negotiation was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming sight draft and accompanying Exhibits if, and to the extent that, you are entitled (without regard to the provisions of this sentence) and able to do so.

     9. Upon receipt of your Reduction Certificate by the Bank, the Stated Amount of this Letter of Credit shall be permanently reduced as provided in such Reduction Certificate.

Upon receipt of your Termination Certificate in the form of Exhibit F by the Bank this Letter of Credit shall be surrendered for cancellation in accordance with its terms.

     10. All demands for payment, Bonds and certificates to be presented to the Bank hereunder, as well as all communications to the Bank in respect of this Letter of Credit, shall be in writing and shall be timely delivered in writing or by tested telex or identifiable telecopy confirmed in writing to the address shown at the foot hereof or at such other address in the State as may be designated by us in a written notice delivered to you and shall make specific reference to The Bank of Tokyo Ltd. Irrevocable Direct-Pay Letter of Credit No. 151LCS010125, Attention: Manager, Letter of Credit Department re: TJ International, Inc.

     11. As used herein (a) "Purchase Price" shall mean the principal amount of, together with accrued interest, if any, on, any Bonds to be purchased with proceeds of an "A Drawing" and, if applicable, a "C Drawing;" (b) "Business Day" shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in Washington, California, New York and Louisiana are, or on which the New York Stock Exchange is, authorized or obligated by law or executive order to close; (c) "Payment Date" shall mean any day on which the principal of premium, if any, and interest on the Bonds shall be due on or prior to their stated maturity or as a result of acceleration or redemption; (d) "Purchase Payment Date" shall mean any day on which the Purchase Price of the Bonds shall be due and payable.

     12. This Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1983 Revision), International Chamber of Commerce, Publication No. 400 or any successor publication which may be in effect from time to time (the "UCP"), except that Article 45 of the UCP or any successor Article which is substantially similar shall not be included in the reference to the UCP. This Letter of Credit shall be deemed to be a contract made under the laws of the State of Washington and shall, as to matters not governed by the UCP, be governed by and construed in accordance with the laws of Washington.

     13.  Notwithstanding anything in the UCP to the contrary, and particularly
Article 54 thereof or any successor Article which is substantially similar, this Letter of Credit may be successively transferred in its entirety (but not in part). Transfer of the available Drawing(s) under this Letter of Credit to such transferee shall be effected by the presentation to us at our address set forth at the foot of this Letter of Credit accompanied by the transfer form attached hereto as Exhibit H (a "Transfer Demand") appropriately completed and the payment to the Bank of $1,000 as a transfer fee.

     14. This Letter of Credit is intended to remain in full force and effect until it expires in accordance with its terms. Any failure by you or any successor paying agent to draw upon this Letter of Credit with respect to any payment of principal of or interest with respect to the Bonds in accordance with the terms and conditions of the Indenture shall not cause this Letter of Credit to be unavailable for any future drawing in accordance with the terms and conditions of the Indenture.

     15. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the sight draft and Exhibits referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such sight draft and Exhibits.

                                        Very truly yours,

                                        THE BANK OF TOKYO LTD.



                                        By:______________________________
                                        Title:     Vice President


                                        Delivery Address:
                                        The Bank of Tokyo Ltd.
                                        1201 Third Avenue, Suite 1100
                                        Seattle, WA 98101
                                        Attention:  Manager, Letter of
                                          Credit Department

                                                                       EXHIBIT A
                                                                    to Exhibit X

                   PAYING AGENT'S CERTIFICATE FOR "A DRAWING"



     The undersigned, a duly authorized officer of _________, as Paying Agent (the "Paying Agent"), hereby certifies to The Bank of Tokyo Ltd. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. 151LCS010125 (the "Letter of Credit") issued by the Bank in favor of the Paying Agent under the Indenture, that:

     1. The Paying Agent is the Paying Agent under the Indenture for the owners of the Bonds.

     2. Pursuant to Section _______ of the Indenture, the Paying Agent has concurrently herewith presented its sight draft drawn on you in the amount of $_________. The Paying Agent is making a Drawing under the Letter of Credit with respect to paying of the Purchase Price on the Bonds to be purchased pursuant to Section ______ of the Indenture.

     3. The amount demanded hereby is $_________. Such amount represents the principal portion in the amount of $______________ of the Purchase Price of the Bonds tendered or deemed tendered to the Paying Agent pursuant to Section ________ of the Indenture, less the proceeds of the remarketing of such Bonds. Said amount does not exceed the amount permitted to be drawn under the Letter of Credit in accordance with the Letter of Credit and the Indenture.

     4. The amount demanded hereby does not include any amount in respect of the purchase of any Pledged Bonds (as defined in the Reimbursement Agreement) or any Bonds registered in the name of the Borrower.

     Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ____ day of ________, 19___.



                              ___________________________________
                              as Paying Agent


                              By: _______________________________
                              Title: ____________________________

                                                                       EXHIBIT B
                                                                    to Exhibit X


                   PAYING AGENT'S CERTIFICATE FOR "B DRAWING"


     The undersigned, _____________________________, as Paying Agent (the
"Paying Agent"), hereby certifies to The Bank of Tokyo Ltd. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. 151LCS010125 (the "Letter of Credit") issued by the Bank in favor of the Paying Agent under the Indenture, that:

     1. The Paying Agent is the Paying Agent under the Indenture for the owners of the Bonds, and the person executing this Certificate on behalf of the Paying Agent is a duly authorized officer of the Paying Agent.

     2. Pursuant to Section ____ of the Indenture, the Paying Agent has concurrently presented its sight draft drawn on you in the amount of $_____________. The Paying Agent is making a Drawing under the Principal Component of the Letter of Credit with respect to paying of principal on the Bonds which amount has, or will within two (2) Business Days, become due and payable pursuant to the applicable Indenture, on or prior to their stated maturity or as a result of acceleration or redemption of the Bonds.

     3. The amount demanded hereby is $________________. Said amount does not exceed the amount permitted to be drawn under the Letter of Credit in accordance with the Letter of Credit and the Indenture.

     4. The amount demanded hereby does not include any amount in respect of the payment of principal on any Pledged Bonds (as defined in the Reimbursement Agreement) or Bonds registered in the name of the Borrower.

     5. Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount owing on the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

     6. The Principal Component available under the Letter of Credit (immediately prior to the Drawing requested hereby and taking into account any other Drawing previously or concurrently requested by the Paying Agent which has not been paid or rejected by the Bank prior to the time of presentation of this Certificate and assuming no subsequently presented Drawing is honored prior to the time of payment of this Drawing) is $____________. After payment of the Drawing requested hereby (and any other Drawing previously or concurrently requested by the Paying Agent which has not been paid or rejected by the Bank prior to the time of presentation of this Certificate and assuming no subsequently presented Drawing is honored prior to the time of payment of this Drawing), the Principal Component will be $____________.

     [7. The amount of the Drawing requested to pay the Principal Component of the Bonds for an optional redemption pursuant to Section [____________]* of the Indenture does not exceed the amount deposited with the Paying Agent for reimbursement to the Bank for the Drawing to pay such optional redemption.]* OR [The amount of the Drawing requested to pay the Principal Component of the Bonds for mandatory redemption is being made pursuant to Section [_________]* of the Indenture.]

     Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ______ day of __________, 19___.



                              ___________________________________
                              as Paying Agent



                              By:________________________________
                              Title: ____________________________

*Strike inapplicable language.

                                                                       EXHIBIT C
                                                                    to Exhibit X


                   PAYING AGENT'S CERTIFICATE FOR "C DRAWING"



     The undersigned, ______________________, as Paying Agent (the "Paying Agent"), hereby certifies to The Bank of Tokyo Ltd. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. 151LCS010125 (the "Letter of Credit") issued by the Bank in favor of the Paying Agent under the Indenture, that:

     1. The Paying Agent is the Paying Agent under the Indenture for the owners of the Bonds and the person executing this Certificate on behalf of the Paying Agent is a duly authorized officer of the Paying Agent.

     2. Pursuant to Section [___________]* of the Indenture, the Paying Agent has concurrently presented its sight draft drawn on you in the amount of $__________. The Paying Agent is making a Drawing under the Interest Component [and/or Premium Component]* of the Letter of Credit with respect to payment of interest [and/or premium]* due on the Bonds identified below on a [Payment Date or a Purchase Payment Date]* [for payment of the accrued interest portion of the Purchase Price of the Bonds identified below or the accrued interest to be paid on the Bonds on or prior to their stated maturity or as a result of the acceleration or redemption of the Bonds]* [and payment of the premium due on the Bonds as a result of redemption]*, which amount has, or will within two (2) Business Days, become due and payable pursuant to the Indenture.

     3. The amount demanded hereby is $__________. Said amount does not exceed the amount permitted to be drawn under the Letter of Credit in accordance with the Letter of Credit and the Indenture.

     4. The amount demanded hereby does not include any amount in respect of the payment of interest or in respect of the payment of the accrued interest portion of the purchase price of Pledged Bonds (as defined in the Reimbursement Agreement) or Bonds registered in the name of the Borrower.

     5. Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will either (i) apply the same directly to [the payment when due of the accrued interest portion of the Purchase Price of the Bonds or to the payment when due of the interest accrued and owing [and/or to the premium due]* on the Bonds pursuant to the Indenture, (ii) pay such amounts directly to the Paying Agent, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

     6. The Interest Component [and/or Premium Component]* available under the Letter of Credit (immediately prior to the Drawing requested hereby and taking into account any other Drawing previously or concurrently requested by the Paying Agent which has not been paid or rejected by the Bank prior to the time of presentation of this Certificate and assuming no subsequently presented Drawing is honored prior to the time of payment of this Certificate) is $__________ [and/or $__________].*

     7. After payment of the Drawing requested hereby (and any other Drawing previously or concurrently requested by the Paying Agent which has not been paid or rejected by the Bank prior to the time of presentation of this Certificate and assuming (a) no subsequently presented Drawing is honored prior to the time of payment of this Drawing, and (b) reinstatement of the Interest Component in accordance with the terms of the Letter of Credit) the Interest Component will be $__________ [and/or the Premium Component will be $____________].*

     8. [The amount of the Drawing requested to pay the Interest Component [and/or Premium Component]* of the Bonds for an optional redemption pursuant to Section _____________ of the Indenture does not exceed the amount deposited with the Paying Agent for reimbursement to the Bank for the Drawing to pay such optional redemption.]*

     Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this certificate as of the _____ day of_________, 19___.



                              ___________________________________
                              as Paying Agent



                              By:________________________________
                              Title: ____________________________

* Strike inapplicable language

                                                                       EXHIBIT D
                                                                    to Exhibit X


             PAYING AGENT'S CERTIFICATE FOR RECEIPT OF PLEDGED BONDS


     The undersigned, a duly authorized officer of _________________________ (the "Paying Agent"), hereby certifies to The Bank of Tokyo Ltd. (the "Bank"), with reference to the Irrevocable Direct-Pay Letter of Credit No. 151LCS010125 (the "Letter of Credit") issued by the Bank in favor of ______________, as Paying Agent, that the Paying Agent has received and is holding as agent for the Bank under the terms of the Pledge and Security Agreement, dated as of September 1, 1993 between TJ International, Inc., Trus Joist MacMillan a Limited Partnership, and the Bank, Bonds in the principal amount of $_________, which amount represents the amount of the principal portion of the Bonds drawn upon the Letter of Credit pursuant to the "A Drawing" presented to you concurrently herewith.

     Any capitalized term used herein and not defined shall have the respective meaning as set forth in the Letter of Credit.

     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this certificate as of the ____ day of_____________, 19___.



                              ___________________________________
                              as Paying Agent



                              By:________________________________
                              Title:_____________________________

                                                                       EXHIBIT E
                                                                    to Exhibit X


                     PAYING AGENT'S CERTIFICATE OF REDUCTION
                          OF AMOUNT OF LETTER OF CREDIT


     The undersigned, _______________________, as Paying Agent (the "Paying Agent"), hereby certifies to The Bank of Tokyo Ltd. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. 151LCS010125 (the "Letter of Credit") issued by the Bank in favor of the Paying Agent under the Indenture, that:

     1. The Paying Agent is the Paying Agent under the Indenture for the owners of the Bonds and the person executing this Certificate on behalf of the Paying Agent is a duly authorized officer of the Paying Agent.

     2. The Paying Agent hereby notifies you that on or prior to the date hereof $__________ principal amount of the Bonds have been [redeemed, defeased or converted to the Fixed Rate (and in the case of conversion the Letter of Credit shall not have been amended)]* pursuant to the Indenture.

     3. Following the [redemption, the defeasance or the conversion to the Fixed Rate (and in the case of conversion the Letter of Credit shall not have been amended)]* of the Bonds, the aggregate principal amount of Bonds outstanding is $_____________.

     4. The maximum amount required for an interest Drawing on the Bonds bearing interest at the Floating Rate [and Bonds bearing interest at the Fixed Rate]* referred to in paragraph 3 above during the Interest Coverage Period, as defined below, is $__________ [and $____________, respectively]*.

     [5. The maximum amount required for payment of premium for Bonds bearing interest at the Fixed Rate is $__________.]*

     6. The amount available to be drawn by the Paying Agent under the Letter of Credit in respect of accrued and unpaid interest on the Bonds or the portion of the Purchase Price of the Bonds equal to accrued and unpaid interest is reduced to $_________ (such amount being equal to the amount specified in paragraph 4 above) upon receipt by the Bank of this Certificate.

     7. The Stated Amount of the Letter of Credit is reduced to $_________ (such amount being equal to the sum of the amounts specified in paragraphs 3, 4 and [5]* above) upon receipt by the Bank of this Certificate, of which amount $__________ (the amount specified in paragraph 3 above) constitutes the revised Principal Component, $_________ (the amount specified in paragraph 4 above) constitutes the revised Interest Component [and $__________ (the amount specified in paragraph 5 above) constitutes the revised Premium Component.]*

     8. For the purposes hereof, the term "Interest Coverage Period" means 124 days with respect to Bonds bearing interest at the Floating Rate [and 223 days with respect to Bonds bearing interest at the Fixed Rate]*.

     Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ____ day of __________, 19___.



                              ___________________________________
                              as Paying Agent


                              By:________________________________
                              Title: ____________________________


* The amount of the Fixed Rate Bonds and the related Premium Coverage thereon shall only be included for purposes of this Certificate if the Letter of Credit has been amended to provide coverage of such Bonds, otherwise strike references to Fixed Rate Bonds in paragraphs 3, 4 and 7 of this Certificate and to the Premium Component in paragraphs 5 and 7 of this Certificate.

                                                                       EXHIBIT F
                                                                    to Exhibit X


                  PAYING AGENT'S CERTIFICATE FOR TERMINATION OF
                         LETTER OF CREDIT (ACCEPTANCE OF
                          SUBSTITUTE LETTER OF CREDIT)


     The undersigned, ___________________________, as Paying Agent (the "Paying Agent"), hereby certifies to The Bank of Tokyo Ltd. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. 151LCS010125 (the "Letter of Credit") issued by the Bank in favor of the Paying Agent, that:

     1. The Paying Agent is the Paying Agent under the Indenture for the owners of the Bonds and the person executing this Certificate on behalf of the Paying Agent is a duly authorized officer of the Paying Agent.

     2. The conditions precedent to the acceptance of an "Alternate Credit Facility" set forth in the Indenture have been satisfied.

     3. As Paying Agent under the Indenture, the Paying Agent has received an "Alternate Credit Facility."

     4. Upon receipt by the Bank of this Certificate the Letter of Credit shall terminate with respect to the Bonds on the first Business Day which is fifteen (15) calendar days after the date of receipt of this notice, all as provided in clause (iv) of paragraph 2 of the Letter of Credit.

     Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ____ day of ____________, 19___.



                              ___________________________________
                              as Paying Agent


                              By:________________________________
                              Title:_____________________________

                                                                       EXHIBIT G
                                                                    to Exhibit X


                  PAYING AGENT'S CERTIFICATE FOR TERMINATION OF
                    LETTER OF CREDIT (NO BONDS OUTSTANDING OR
                  CONVERSION OF ALL BONDS TO FIXED RATE WITHOUT
                      AMENDMENT OF THE LETTER OF CREDIT OR
                       EXPIRATION OF THE LETTER OF CREDIT)


     The undersigned, ___________________________, as Paying Agent (the "Paying Agent"), hereby certifies to The Bank of Tokyo Ltd. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. 151LCS010125 (the "Letter of Credit") issued by the Bank in favor of the Paying Agent, that:

     1. The Paying Agent is the Paying Agent under the Indenture for the owners of the Bonds and the person executing this Certificate on behalf of the Paying Agent is a duly authorized officer of the Paying Agent.

     2. [No Bonds remain outstanding under the Indenture]* OR [All Bonds remaining outstanding under the Indenture have been converted to the Fixed Rate as of ______________, _____________ (the "Final Fixed Rate Date") and the Letter of Credit has not been amended to cover such converted Bonds]* OR [The Expiration Date of the Letter of Credit will occur on _______________, _____] the date which is 123 days after the Final Fixed Rate Date or Expiration Date]*.

     3. Upon receipt by the Bank of this Certificate the Letter of Credit shall terminate as provided in the Letter of Credit.

          Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

          IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the _____ day of ___________, 19___.


                              ___________________________________
                              as Paying Agent


                              By:________________________________
                              Title:_____________________________

* Strike inapplicable language.

                                                                       EXHIBIT H
                                                                    to Exhibit X


                                 TRANSFER DEMAND




The Bank of Tokyo Ltd.
1201 Third Avenue, Suite 1100
Seattle, WA  98101

Attn:  Stanley A. Lance, Vice President

     Re: The Bank of Tokyo Ltd. Irrevocable Direct-Pay Letter of Credit No. 151LCS010125

Gentlemen:

     For value received, the undersigned beneficiary hereby irrevocably transfers to:

          (Name of Transferee)
          (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety. The transferee has succeeded the undersigned as Paying Agent under the Indenture (as defined in the Letter of Credit).

     By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

     The Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof and forward it directly to the transferee with your customary notice of transfer.

                                        Very truly yours,
Signature Authenticated


                              ___________________________________
____________________________  Signature of Beneficiary
(Authorized Signature)

     We certify that we have succeeded (name of beneficiary) as Paying Agent under the Indenture (as defined in the Letter of Credit).

Signature Authenticated



_______________________________    ______________________________
(Authorized Signature)             Signature of Transferee

                                                                       EXHIBIT I
                                                                    to Exhibit X


                     PAYING AGENT'S REQUEST FOR INCREASE OF
                     INTEREST COMPONENT OF LETTER OF CREDIT
              [AND INCREASE OF STATED AMOUNT OF LETTER OF CREDIT]*
                        AND ADDITION OF PREMIUM COMPONENT


     The undersigned, _________________________, as Paying Agent (the "Paying Agent"), hereby certifies to The Bank of Tokyo Ltd. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. 151LCS010125 (the "Letter of Credit") issued by the Bank in favor of the Paying Agent, that:

     1. The Paying Agent is the Paying Agent under the Indenture for the owners of the Bonds and the person executing this Certificate on behalf of the Paying Agent is a duly authorized officer of the Paying Agent.

     2. The Paying Agent hereby notifies you that twenty-nine (29) days from the date hereof $____________ principal amount of the Bonds will be converted to the Fixed Rate pursuant to the Indenture.

     3. Following the conversion of such Bonds the number of days' interest available under the Letter of Credit to pay interest on such Fixed Rate Bonds will increase from 124 days to 223 days and the aggregate principal amount of all of the Fixed Rate Bonds Outstanding will be $______________ and the aggregate principal amount of all Floating Rate Bonds Outstanding will be $______________.

     4. The maximum amount required for an interest Drawing on Bonds bearing interest at the Fixed Rate is $_____________ (computed at the rate of interest per annum of the Fixed Rate Bonds on the basis of a 360-day year consisting of twelve 30-day months), and the maximum amount required for an interest Drawing on Bonds bearing interest at the Floating Rate is $______________ (computed at the rate of 12% per annum on the basis of a 365/366-day year), accruing on the Fixed Rate Bonds and Floating Rate Bonds referred to in paragraph 3 above during the Interest Coverage Period, as defined below.

     5. The amount available to be drawn by the Trustee under the Letter of Credit in respect of accrued and unpaid interest on the Bonds is increased to $_________ (such amount being equal to the sum of the amounts specified in paragraph 4 above) upon receipt by the Bank of this Certificate in accordance with paragraph 7 hereof.

     6. The maximum amount required for payment of premium for Bonds bearing interest at the Fixed Rate is $_____________ (the

"Premium Component"). Such amount of Premium Component shall be added to the stated amount of the Letter of Credit as provided in paragraph 7 below, and such amount shall be available to be drawn by the Trustee in respect of the Premium Component on the Bonds.

     [7. The Stated Amount of the Letter of Credit is increased to $______________ (such amount being equal to the sum of the amounts specified in paragraphs 3, 5 and 6 above) upon the earlier of the date set forth in your certificate delivered to us in the form of Exhibit K or on the tenth day following receipt by the Bank of this Certificate unless we are notified in writing that such increase will not be made by such tenth day, of which amount $_____________ (sum of the amounts specified in paragraph 3 above) constitutes the Principal Component, $___________ (the sum of the amounts specified in paragraph 5 above) constitutes the revised Interest Component and $_______________ (the amount specified in paragraph 6 above) constitutes the Premium Component.]*

     8. For the purposes hereof, the term "Interest Coverage Period" means one hundred twenty-four (124) days with respect to Bonds bearing interest at the Floating Rate and two hundred twenty-three (223) days with respect to Bonds bearing interest at the Fixed Rate.

     Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ____ day of ___________, 19___.



                              ___________________________________
                              as Paying Agent


                              By:________________________________
                              Title:_____________________________


*Strike inapplicable language

                                                                       EXHIBIT J
                                                                    to Exhibit X


                NOTICE OF EVENT OF DEFAULT OR SPECIAL BANK EVENT
                          UNDER REIMBURSEMENT AGREEMENT


     The undersigned [Manager or Deputy Manager]*, a duly authorized officer of The Bank of Tokyo Ltd. (the "Bank"), hereby certifies to ________________ (the "Trustee"), with reference to Irrevocable Direct-Pay Letter of Credit No. 151LCS010125 (the "Letter of Credit") issued by the Bank in favor of the Trustee, that:

     1. The Trustee is the Trustee under the Indenture for the owners of the Bonds.

     2. [The Borrower is in default under Section ___ of the Reimbursement Agreement.] OR [A "Special Bank Event" (as defined in the Reimbursement Agreement) has occurred and is continuing.]

     3. After receipt by you of this notice the Bonds shall be redeemed pursuant to the terms of the Indenture and coverage under the Letter of Credit shall terminate with respect to such Bonds on the first Business Day which is fifteen (15) calendar days after the date of receipt of this notice, all as provided in clause (iii) of paragraph 2 of the Letter of Credit.

     Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.


     IN WITNESS WHEREOF, the Bank has executed and delivered this notice as of the ____ day of ____________, 19___.



                              THE BANK OF TOKYO LTD.


                              By:________________________________
                              Title:_____________________________


* Strike inapplicable language.

                                                                       EXHIBIT K
                                                                    to Exhibit X


                 NOTICE OF INTENT TO INCREASE INTEREST COMPONENT
                   AND STATED AMOUNT AND ADD PREMIUM COMPONENT


     The undersigned [Manager or Deputy Manager]*, a duly authorized officer of The Bank of Tokyo Ltd. (the "Bank") with reference to Irrevocable Direct-Pay Letter of Credit No. 151LCS010125 issued in favor of the ________________________ (the "Paying Agent") (the "Letter of Credit") does hereby certify that:

     1. The Bank has received the Paying Agent's Request for Increase of Interest Component of Letter of Credit [and Stated Amount of Letter of Credit]* and Addition of Premium Component.

     2. The Interest Component of the Letter of Credit is hereby increased to $______________ as of [insert date].

     3. $________ is hereby added to the Letter of Credit as the Premium Component of the Letter of Credit as of [insert date].

     [4. The Stated Amount of the Letter of Credit is hereby increased to $_____________ as of [insert date].*]

     Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

     IN WITNESS WHEREOF, the Bank has executed and delivered this notice as of the ____ day of ____________, 19___.

                              THE BANK OF TOKYO LTD.



                              By:________________________________
                              Title:_____________________________


* Strike inapplicable language.

                                                                       EXHIBIT L
                                                                    to Exhibit X


                               FORM OF SIGHT DRAFT



The Bank of Tokyo Ltd.
1201 Third Avenue, Suite 1100
Seattle, WA  98101

Attn:  Stanley A. Lance, Vice President


     This sight draft is presented to you for the amount of $__________ for the purposes set forth in the accompanying Certificate.



                              ___________________________________
                              as Paying Agent for the
                              Parish of Natchitoches, State of Louisiana
                              Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988


                              By:________________________________
                              Title:_____________________________

                                                                       EXHIBIT Y


     This PLEDGE AND SECURITY AGREEMENT (the "Pledge Agreement"), dated as of September 1, 1993, made by TJ INTERNATIONAL, INC., formerly known as TRUS JOIST CORPORATION ("TJI") and TRUS JOIST MacMILLAN A LIMITED PARTNERSHIP ("TJM") (TJI and TJM are collectively referred to herein as the "Borrowers"), to THE BANK OF TOKYO LTD., (the "Bank"), pursuant to the Reimbursement Agreement, dated as of September 1, 1993, between the Borrowers and the Bank (hereinafter, as the same may from time to time be amended or supplemented, called the "Reimbursement Agreement" or the "Agreement"):

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrowers and the Bank have entered into the Reimbursement Agreement pursuant to which the Bank has agreed to issue the Letter of Credit (as defined in the Reimbursement Agreement) to Premier Bank, National Association, formerly known as The First National Bank of Shreveport, as trustee and paying agent (the "Trustee") for the account of the Borrowers in order to support certain payments with respect to Parish of Natchitoches, State of Louisiana (the "Issuer") $10,000,000 Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988 (the "Bonds"), which bonds have been issued for the benefit of the Borrowers.

     WHEREAS, it is a condition precedent under the Reimbursement Agreement to the obligation of the Bank to issue the Letter of Credit that the Borrowers shall have executed and delivered this Pledge Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers hereby agree with the Bank as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Reimbursement Agreement shall have such defined meanings when used herein.

     2. PLEDGE. The Borrowers hereby pledge, assign, hypothecate, transfer, and deliver to the Bank all its right, title and interest to the Pledged Bonds as the same may be from time to time purchased by the Trustee from the owners thereof and hereby grant to the Bank a first lien on, and security interest in, their right, title and interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof, (collectively, the "Collateral") as collateral security for the prompt and complete payment when due of all amounts due in respect of the reimbursement obligation of the Borrowers set forth in Section 2(a) of the Agreement and interest on such amounts as set forth therein and the prompt performance of the other obligations of the Borrowers under the Agreement (all the foregoing being hereinafter called the "Obligations").

     3. INTEREST ON THE BONDS. If, while this Pledge Agreement is in effect, the Borrowers shall become entitled to receive or shall receive any interest payment in respect of the Pledged Bonds, the Borrowers agree to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. The Borrowers instruct and authorize the Trustee to hold and receive on the Bank's behalf and to deliver forthwith to the Bank any payment received by it in respect of the Pledged Bonds (including the proceeds of any remarketing of the Pledged Bonds). All sums of money so paid in respect of the Pledged Bonds which are received by the Borrowers and paid to the Bank shall be credited against the obligation of the Borrowers to pay interest to the Bank set forth in Section 2(a)(v) of the Agreement.

     4. RELEASE OF PLEDGED BONDS. The Bank agrees to instruct the Trustee to release from the lien of this Pledge Agreement any Pledged Bonds that are being remarketed pursuant to the Indenture, in each case to the extent that the Bank receives reimbursement in cash of the principal and, if applicable, interest amounts of the A Drawing related to the purchase of such Pledged Bonds in a manner which will permit the reinstatement of the Principal Component and Interest Component in respect of such Pledged Bonds in accordance with the terms of the Letter of Credit. If the Borrowers make or cause to be made to the Bank a prepayment in respect of its reimbursement obligation under Section 2(a) of the Agreement pursuant to subsection 2(a)(i) thereof, the Bank has agreed, subject to Section 2 of the Agreement, to instruct the Trustee to release from the lien of this Pledge Agreement the Pledged Bonds in the principal amount of which is equal to the amount of the prepayment so made and to reinstate the Letter of Credit by such amount.

     5. RIGHTS OF THE BANK. The Bank shall not be liable for failure to collect or realize upon the Obligations or any collateral security (including the Collateral) or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     6. REMEDIES. Except as otherwise limited by the Indenture, in the event that any portion of the Obligations has been declared due and payable, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice required under the Agreement or Related Documents or notice specified below of time and place of public or private sale) to or upon the Borrowers or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), in its sole discretion may forthwith collect, receive, appropriate and realize upon the Pledged Bonds, or any part thereof, (a) exercise any or all of its rights and remedies under the Reimbursement Agreement, any Related Document or any other instrument or agreement securing, evidencing or relating to the Obligations or under applicable law, (b) forthwith collect, receive, appropriate and realize upon all or any part of the Collateral, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Bonds, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Borrowers, which right or equity is hereby expressly waived or released; provided that it is understood that prior to the Termination Date any such sale of any Pledged Bonds shall constitute a release thereof for purposes of the Reimbursement Agreement and that the Bank will give the notice to reinstate the Letter of Credit which is contemplated thereby. The Bank shall pay over the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any kind and all of the Pledged Bonds or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses, and the payment, in whole or in part, of the Obligations in such order as the Bank may elect, the Borrowers remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Bank of any other amount required by any provision of law, need the Bank account for the surplus, if any, to the Borrowers. The Borrowers agree that the Bank need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Borrowers if they have signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition.
In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party. The Borrowers further agree to waive and agree not to assert any rights or privileges which they may acquire under Section 9-112 of the Uniform Commercial Code and the Borrowers shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Bonds are insufficient to pay all amounts to which the Bank is entitled, and the reasonable fees of any attorneys employed by the Bank to collect such deficiency.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWERS. The Borrowers represent and warrant that: (a) on the date of delivery to the Bank of any Pledged Bonds described herein, neither the Issuer, the Remarketing Agent nor the Trustee will have any right, title or interest in and to the Pledged Bonds; (b) they have, and on the date of delivery to the Bank of any Pledged Bonds will have, full power, authority and legal right to pledge all of their right, title and interest in and to the Pledged Bonds pursuant to this Pledge Agreement; (c) this Pledge Agreement has been duly authorized, executed and delivered by TJI and TJM and constitutes a legal, valid and binding obligation of TJI and TJM enforceable in accordance with its terms; (d) to Borrowers' knowledge no consent of any other party (including, without limitation, stockholders or creditors of the Borrowers) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Borrowers in connection with the execution, delivery or performance of this Pledge Agreement; (e) to Borrowers' knowledge the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or bylaws or the partnership agreement, as the case may be, of the Borrowers or of any securities issued by the Borrowers, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Borrowers are a party or which purports to be binding upon the Borrowers or upon any of their respective assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Borrowers except as contemplated by this Pledge Agreement; and (f) the Borrowers intend that the pledge, assignment and delivery of such Pledged Bonds pursuant to this Pledge Agreement will create a valid first lien on and a first perfected security interest in, all right, title or interest of the Borrowers in or to such Pledged Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Borrowers which would include the Pledged Bonds. The Borrowers covenant and agree that they will defend the Bank's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons whomsoever. The Borrowers agree that the Trustee, as agent and custodian of the Pledged Bonds for the Bank, may rely in good faith on the Bank's representation to the Trustee that the Borrowers are in default under the Reimbursement Agreement, and the Trustee may, without risk of liability to the Borrowers, honor any directions by Bank to assist in the Bank's exercise of its remedies hereunder.

     8. NO DISPOSITION, ETC. Without the prior written consent of the Bank (which consent prior to the Termination Date may only be given if such Pledged Bonds have previously been released from the lien of this Pledge Agreement pursuant to Section 4 hereof), the Borrowers agree that they will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Bonds or the Collateral, nor will it create, incur or permit to exist any pledge, charge, option or any other encumbrance with respect to any of the Pledged Bonds or the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement and the sale of the Pledged Bonds or the Collateral pursuant to the Indenture.

     9. SALE OF COLLATERAL. (a) The Borrowers recognize that the Bank may be unable to effect a public sale of any or all of the Pledged Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrowers acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Bank shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

     (b) The Borrowers further agree to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Borrowers' expense. The Borrowers further agree that a breach of any of the covenants contained in this Paragraph 9 will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Borrowers and the Borrowers hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Agreement. The Borrowers further acknowledge the impossibility of ascertaining the amount of damage which would be suffered by the Bank by reason of a breach of any of such covenants and, consequently, agrees that, if the Bank shall sue for damages for breach, the Borrowers shall pay, as liquidated damages and not as a penalty, an amount equal to the par value plus accrued interest by the Bank in satisfaction of the Borrowers' obligation to the Bank, on the date the Bank shall demand compliance with this paragraph.

     10. FURTHER ASSURANCES. The Borrowers agree that at any time and from time to time upon the written request of the Bank, the Borrowers will execute and deliver such further acts and things as the Bank may reasonably request in order to effect the purposes of this Pledge Agreement.

     11. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12. NO WAIVER; CUMULATIVE REMEDIES. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be constructed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights or remedies.

     13. BINDING EFFECT. This Pledge Agreement and all Obligations of the Borrowers hereunder shall be binding upon the successors and assigns of the Borrowers, and shall together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Washington, without regard to the choice of law principles of Washington law.

     14. JOINT AND SEVERAL LIABILITY. TJI and TJM agree that all obligations of Borrowers, TJI or TJM hereunder shall be the joint and several obligations of TJI and TJM.

     IN WITNESS WHEREOF, TJI and TJM have caused this Pledge Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              TJ INTERNATIONAL, INC.,
                              a Delaware Corporation



                              By:  ______________________________
                                   ______________________________
                                   ______________________________
                                   ______________________________


                              TRUS JOIST MacMILLAN A LIMITED
                              PARTNERSHIP, a Delaware
                              Limited Partnership

                              By:  TJ International, Inc., as
                                   General Partner


                              By:  ______________________________
                                   ______________________________
                                   ______________________________
                                   ______________________________

                                                                      APPENDIX A






                                September 1, 1993




Parish of Natchitoches
State of Louisiana

The Bank of Tokyo Ltd.
1201 Third Avenue, Suite 1100
Seattle, WA  98101

Premier Bank, National Association
The Premier Bank Tower
400 Texas Street, 7th Floor
Shreveport, LA  71101

     Re:  Parish of Natchitoches, State of Louisiana
          Variable Rate Demand Refunding Bonds
          (Trus Joist Corporation Project) Series 1988--
          Letter of Credit Bank Replacement

Dear Sirs:

          We have acted as counsel for TJ International, Inc. (formerly known as Trus Joist Corporation) ("TJI"), and as counsel to Trus Joist MacMillan A Limited Partnership, a Delaware limited partnership ("TJM") (collectively, TJI and TJM are referred to herein as the "Borrowers" and individually as the "Borrower") in connection with that certain Reimbursement Agreement (the "Reimbursement Agreement"), dated as of September 1, 1993 among the Borrowers and The Bank of Tokyo Ltd. (the "Bank"), relating to a Letter of Credit No. 151LCS010125 issued by the Bank in favor of Premier Bank, National Association (formerly known as The First National Bank of Shreveport) as trustee (the "Trustee"). Capitalized terms used in this opinion, unless otherwise indicated, which are defined in the Reimbursement Agreement have the respective meanings set forth in the Reimbursement Agreement. For purposes of rendering the opinions contained in this letter, we have examined and reviewed the following:

     1.   The Reimbursement Agreement;

     2. The Pledge and Security Agreement dated as of September 1, 1993, by the Borrowers in favor of the Bank (the "Pledge Agreement");

     3. The First Supplemental Collateral Pledge Agreement dated as of September 1, 1993 (the "Supplemental Collateral Pledge Agreement") among the Borrowers, the Trustee, National Westminster Bank PLC, Los Angeles Overseas Branch, formerly San Francisco Overseas Branch and the Bank;

     4. The First Amendment to Assignment and Assumption Agreement dated as of September 1, 1993 (the "Amendment to Assignment Agreement") between TJI and TJM;

     5. The Security Agreement dated as of September 1, 1993, by the Borrowers in favor of the Trustee and the Bank (the "Security Agreement");

     6. The Limited Partnership Agreement of TJM and Resolutions adopted by TJM authorizing the execution, delivery and performance of the Borrowers' Documents (as defined below); and

     7. Resolutions adopted by TJI authorizing the execution, delivery and performance of the Borrowers' Documents.

          The Reimbursement Agreement, Pledge Agreement, Supplemental Collateral Pledge Agreement, Amendment to Assignment Agreement and Security Agreement are collectively referred to herein as the "Borrowers' Documents."

          As to any facts relevant to our opinion, we have examined such certificates of public officials and of officials of the Borrowers and originals (or copies certified or otherwise identified to our satisfaction) of such documents and records of the Borrowers and the officials of the Borrowers and of such other documents, records and papers, and have considered such questions of law, as we have deemed relevant as a basis for this opinion. We have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officials of the Borrowers with respect to matters of fact which were not independently established. In such examination, we have assumed the genuineness of all signatures not witnessed by us, and the conformity to originals of all documentation submitted to us as counterparts, certified or photostatic copies thereof.

          Based on the foregoing and the qualifications, limitations, exceptions and assumptions set forth below, we are of the opinion that:

September 1, 1993
Page 3

          1. TJI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is in good standing and qualified to do business in the States of Idaho and Louisiana and has all requisite power and authority required to perform its obligations under the Borrowers' Documents and to carry on its business as now conducted.

          2. TJM is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, is in good standing and qualified to do business as a limited partnership in the States of Idaho and Louisiana, and has all requisite power and authority to perform its obligations under the Borrowers' Documents, and to carry on its business as now conducted.

          3. The execution and delivery by the Borrowers of, and the incurrence and performance by the Borrowers of the obligations provided for in the Borrowers' Documents have been duly authorized by all proper and necessary action of each of the Borrowers. The Borrowers' Documents have each been duly and properly executed and delivered by each of the Borrowers. The Borrowers' Documents each constitute a legal, valid and binding obligation and agreement of each of the Borrowers, enforceable against the Borrowers in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          4. Neither the execution and delivery of the Borrowers' Documents, nor compliance with the provisions thereof, will (A) violate, result in the breach of, or constitute a default under (i) any applicable constitutional, legislative, judicial or administrative provisions, statutes or regulations or other laws, (ii) the Certificate of Incorporation or bylaws of TJI, the Certificate of Limited Partnership or Limited Partnership Agreement of TJM,
(iii) any Material Contract which is defined as documents filed by TJI with the Securities and Exchange Commission in response to item 601(b)(10) of Regulation S-K (17 C.F.R. Section 240.601(b)(10)), to which either of the Borrowers is a party or by which either of the Borrowers or any properties of the Borrowers may be affected, bound or subject, or (iv) to the best of our knowledge, any order, writ, injunction or decree of any court, arbitrator or other governmental authority to which either of the Borrowers is subject, or (B) to the best of our knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any assets of the Borrowers.

September 1, 1993
Page 4


          Based and relying upon a review of our open files for TJM and TJI, and a certificate of an authorized representative from each of the Borrowers, we hereby confirm to you that there are no actions or proceedings against the Borrowers, pending or overtly threatened in writing, before any court, governmental agency or arbitrator which (i) seek to affect the validity of the Borrowers' Documents; or (ii) seek to contest, question or affect the organization of the Borrowers or the legal existence of the Borrowers or affect the corporate powers of TJI or the partnership powers of TJM.

          6. No approval of or consent from or filing with any governmental authority or any other person, which approval, consent or filing has not heretofore been obtained, given or made, is required in connection with the execution and delivery by the Borrowers of the Borrowers' Documents.

          The opinion set forth in paragraph 1 as it relates to the qualification of the Borrowers to do business in Idaho and Louisiana is based solely on certificates of good standing issued by the Secretary of State of Idaho and the Secretary of State of Louisiana, copies of which are attached hereto.

          We are members of the bar of the State of Idaho and do not hold ourselves out as experts in, and do not express any opinion with respect to, the law of any jurisdiction other than the law of the State of Idaho, the Delaware General Corporation Law and Delaware Revised Uniform Limited Partnership Act and United States Federal Law.

          This opinion may only be relied upon by the addressees hereof and only in connection with the described transactions.

                         Very truly yours,

                         HAWLEY TROXELL ENNIS & HAWLEY



                         Michael M. Stoddard

     This PLEDGE AND SECURITY AGREEMENT (the "Pledge Agreement"), dated as of September 1, 1993, made by TJ INTERNATIONAL, INC., formerly known as TRUS JOIST CORPORATION ("TJI") and TRUS JOIST MacMILLAN A LIMITED PARTNERSHIP ("TJM") (TJI and TJM are collectively referred to herein as the "Borrowers"), to THE BANK OF TOKYO LTD., (the "Bank"), pursuant to the Reimbursement Agreement, dated as of September 1, 1993, between the Borrowers and the Bank (hereinafter, as the same may from time to time be amended or supplemented, called the "Reimbursement Agreement" or the "Agreement"):

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrowers and the Bank have entered into the Reimbursement Agreement pursuant to which the Bank has agreed to issue the Letter of Credit (as defined in the Reimbursement Agreement) to Premier Bank, National Association, formerly known as The First National Bank of Shreveport, as trustee and paying agent (the "Trustee") for the account of the Borrowers in order to support certain payments with respect to Parish of Natchitoches, State of Louisiana (the "Issuer") $10,000,000 Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988 (the "Bonds"), which bonds have been issued for the benefit of the Borrowers.

     WHEREAS, it is a condition precedent under the Reimbursement Agreement to the obligation of the Bank to issue the Letter of Credit that the Borrowers shall have executed and delivered this Pledge Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers hereby agree with the Bank as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Reimbursement Agreement shall have such defined meanings when used herein.

     2. PLEDGE. The Borrowers hereby pledge, assign, hypothecate, transfer, and deliver to the Bank all its right, title and interest to the Pledged Bonds as the same may be from time to time purchased by the Trustee from the owners thereof and hereby grant to the Bank a first lien on, and security interest in, their right, title and interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof, (collectively, the "Collateral") as collateral security for the prompt and complete payment when due of all amounts due in respect of the reimbursement obligation of the Borrowers set forth in Section 2(a) of the Agreement and interest on such amounts as set forth therein and the prompt performance of the other obligations of the Borrowers under the Agreement (all the foregoing being hereinafter called the "Obligations").

     3. INTEREST ON THE BONDS. If, while this Pledge Agreement is in effect, the Borrowers shall become entitled to receive or shall receive any interest payment in respect of the Pledged Bonds, the Borrowers agree to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. The Borrowers instruct and authorize the Trustee to hold and receive on the Bank's behalf and to deliver forthwith to the Bank any payment received by it in respect of the Pledged Bonds (including the proceeds of any remarketing of the Pledged Bonds). All sums of money so paid in respect of the Pledged Bonds which are received by the Borrowers and paid to the Bank shall be credited against the obligation of the Borrowers to pay interest to the Bank set forth in Section 2(a)(v) of the Agreement.

     4. RELEASE OF PLEDGED BONDS. The Bank agrees to instruct the Trustee to release from the lien of this Pledge Agreement any Pledged Bonds that are being remarketed pursuant to the Indenture, in each case to the extent that the Bank receives reimbursement in cash of the principal and, if applicable, interest amounts of the A Drawing related to the purchase of such Pledged Bonds in a manner which will permit the reinstatement of the Principal Component and Interest Component in respect of such Pledged Bonds in accordance with the terms of the Letter of Credit. If the Borrowers make or cause to be made to the Bank a prepayment in respect of its reimbursement obligation under Section 2(a) of the Agreement pursuant to subsection 2(a)(i) thereof, the Bank has agreed, subject to Section 2 of the Agreement, to instruct the Trustee to release from the lien of this Pledge Agreement the Pledged Bonds in the principal amount of which is equal to the amount of the prepayment so made and to reinstate the Letter of Credit by such amount.

     5. RIGHTS OF THE BANK. The Bank shall not be liable for failure to collect or realize upon the Obligations or any collateral security (including the Collateral) or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     6. REMEDIES. Except as otherwise limited by the Indenture, in the event that any portion of the Obligations has been declared due and payable, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice required under the Agreement or Related Documents or notice specified below of time and place of public or private sale) to or upon the Borrowers or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), in its sole discretion may forthwith collect, receive, appropriate and realize upon the Pledged Bonds, or any part thereof, (a) exercise any or all of its rights and remedies under the Reimbursement Agreement, any Related Document or any other instrument or agreement securing, evidencing or relating to the Obligations or under applicable law, (b) forthwith collect, receive, appropriate and realize upon all or any part of the Collateral, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Bonds, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Borrowers, which right or equity is hereby expressly waived or released; provided that it is understood that prior to the Termination Date any such sale of any Pledged Bonds shall constitute a release thereof for purposes of the Reimbursement Agreement and that the Bank will give the notice to reinstate the Letter of Credit which is contemplated thereby. The Bank shall pay over the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any kind and all of the Pledged Bonds or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses, and the payment, in whole or in part, of the Obligations in such order as the Bank may elect, the Borrowers remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Bank of any other amount required by any provision of law, need the Bank account for the surplus, if any, to the Borrowers. The Borrowers agree that the Bank need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Borrowers if they have signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition.
In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party. The Borrowers further agree to waive and agree not to assert any rights or privileges which they may acquire under Section 9-112 of the Uniform Commercial Code and the Borrowers shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Bonds are insufficient to pay all amounts to which the Bank is entitled, and the reasonable fees of any attorneys employed by the Bank to collect such deficiency.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWERS. The Borrowers represent and warrant that: (a) on the date of delivery to the Bank of any Pledged Bonds described herein, neither the Issuer, the Remarketing Agent nor the Trustee will have any right, title or interest in and to the Pledged Bonds; (b) they have, and on the date of delivery to the Bank of any Pledged Bonds will have, full power, authority and legal right to pledge all of their right, title and interest in and to the Pledged Bonds pursuant to this Pledge Agreement; (c) this Pledge Agreement has been duly authorized, executed and delivered by TJI and TJM and constitutes a legal, valid and binding obligation of TJI and TJM enforceable in accordance with its terms; (d) to Borrowers' knowledge no consent of any other party (including, without limitation, stockholders or creditors of the Borrowers) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Borrowers in connection with the execution, delivery or performance of this Pledge Agreement; (e) to Borrowers' knowledge the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or bylaws or the partnership agreement, as the case may be, of the Borrowers or of any securities issued by the Borrowers, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Borrowers are a party or which purports to be binding upon the Borrowers or upon any of their respective assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Borrowers except as contemplated by this Pledge Agreement; and (f) the Borrowers intend that the pledge, assignment and delivery of such Pledged Bonds pursuant to this Pledge Agreement will create a valid first lien on and a first perfected security interest in, all right, title or interest of the Borrowers in or to such Pledged Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Borrowers which would include the Pledged Bonds. The Borrowers covenant and agree that they will defend the Bank's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons whomsoever. The Borrowers agree that the Trustee, as agent and custodian of the Pledged Bonds for the Bank, may rely in good faith on the Bank's representation to the Trustee that the Borrowers are in default under the Reimbursement Agreement, and the Trustee may, without risk of liability to the Borrowers, honor any directions by Bank to assist in the Bank's exercise of its remedies hereunder.

     8. NO DISPOSITION, ETC. Without the prior written consent of the Bank (which consent prior to the Termination Date may only be given if such Pledged Bonds have previously been released from the lien of this Pledge Agreement pursuant to Section 4 hereof), the Borrowers agree that they will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Bonds or the Collateral, nor will it create, incur or permit to exist any pledge, charge, option or any other encumbrance with respect to any of the Pledged Bonds or the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement and the sale of the Pledged Bonds or the Collateral pursuant to the Indenture.

     9. SALE OF COLLATERAL. (a) The Borrowers recognize that the Bank may be unable to effect a public sale of any or all of the Pledged Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrowers acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Bank shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

     (b) The Borrowers further agree to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Borrowers' expense. The Borrowers further agree that a breach of any of the covenants contained in this Paragraph 9 will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Borrowers and the Borrowers hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Agreement. The Borrowers further acknowledge the impossibility of ascertaining the amount of damage which would be suffered by the Bank by reason of a breach of any of such covenants and, consequently, agrees that, if the Bank shall sue for damages for breach, the Borrowers shall pay, as liquidated damages and not as a penalty, an amount equal to the par value plus accrued interest by the Bank in satisfaction of the Borrowers' obligation to the Bank, on the date the Bank shall demand compliance with this paragraph.

     10. FURTHER ASSURANCES. The Borrowers agree that at any time and from time to time upon the written request of the Bank, the Borrowers will execute and deliver such further acts and things as the Bank may reasonably request in order to effect the purposes of this Pledge Agreement.

     11. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12. NO WAIVER; CUMULATIVE REMEDIES. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be constructed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights or remedies.

     13. BINDING EFFECT. This Pledge Agreement and all Obligations of the Borrowers hereunder shall be binding upon the successors and assigns of the Borrowers, and shall together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Washington, without regard to the choice of law principles of Washington law.

     14. JOINT AND SEVERAL LIABILITY. TJI and TJM agree that all obligations of Borrowers, TJI or TJM hereunder shall be the joint and several obligations of TJI and TJM.

     IN WITNESS WHEREOF, TJI and TJM have caused this Pledge Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              TJ INTERNATIONAL, INC.,
                              a Delaware Corporation



                         By:  /S/ THOMAS H. DENIG
                              SENIOR VICE PRESIDENT,
                              STRUCTURAL OPERATIONS



                         TRUS JOIST MacMILLAN A LIMITED
                         PARTNERSHIP, a Delaware
                         Limited Partnership

                         By:  TJ INTERNATIONAL, INC., AS
                              GENERAL PARTNER


                         By:  /S/ THOMAS H. DENIG
                              SENIOR VICE PRESIDENT,
                              STRUCTURAL OPERATIONS